UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT

UNDER
THE SECURITIES ACT OF 1933

NewBridge Global Ventures, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	8748 (Primary Standard Industrial Classification Code Number)	84-1089377 (I.R.S. Employer Identification No.)

NewBridge Global Ventures, Inc. 626 East 1820 North Orem, UT 84097 801-362-2115	Action Stock Transfer Corporation 2469 East Fort Union Boulevard, Suite 214 Salt Lake City, Utah 84121 (801) 274-1088
(Address, including zip code and telephone number, including area code, of registrant’s principal executive offices)	(Name, address, including zip code and telephone number, including area code, of agent for service)

Copies to:
J. Martin Tate, Esq.

Lance Lehnhof, Esq.

Carman Lehnhof Israelsen, LP

299 S. Main Street, Suite 1300

Salt Lake City, UT 84111

(801) 534-4435

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement, as shall be determined by the selling stockholder identified herein.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box: [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [  ]

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer [ ]	Accelerated filer [ ]	Non-accelerated filer [ ] (Do not check if a smaller reporting company)	Smaller reporting company [X] Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided in Section 7(a)(2)(B) of the Securities Act. ☑

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered (1)(2)	Proposed Maximum Offering Price Per Share (2)(3)		Proposed Maximum Aggregate Offering Price (2)(3)	Amount of Registration Fee (2)(3)
Common Stock, par value $0.0001 per share offered by Kodiak	2,000,000	$	NA	$2,000,000	$249
Common Stock par value $0.0001 per share offered by remaining Selling Shareholders	2,822,652		$1.65	$4,657,376	$580
Total	4,822,652	$		$6,657,376	$829

(1) The shares of our common stock being registered hereunder are being registered for sale by the Selling Stockholders and Kodiak Capital, as defined in the accompanying prospectus.

(2) Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issuable to prevent dilution from stock splits, stock dividends, or similar transactions.

(3) Estimated solely for purposes of calculating the registration fee according to Rule 457(c) under the Securities Act of 1933, as amended. Common stock shares issuable under the Purchase Agreement are calculated on the basis of the average of the bid and asked prices of the Registrant’s common stock reported on the OTCQB market on December 28, 2017 of $1.65.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders shall not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state or other jurisdiction where the offer or sale is not permitted.

PRELIMINARY PROSPECTUS

Subject to Completion, Dated December 28, 2017

NewBridge Global Ventures, Inc.

4,822,653 Shares of Common Stock

This prospectus relates to the offer and resale of 2,822,653 shares of our common stock (the “Resell Shares”) by certain shareholders of the Company (“Reselling Shareholders”) as well as the offer and resale by Kodiak Capital Group, LLC (“Kodiak”), a Delaware limited liability company, of 2,000,000 shares of our common stock (“Kodiak Shares”, and together with the Resell Shares, the “Registration Shares”) that Kodiak has agreed to purchase from us in accordance with the terms and conditions of an Equity Purchase Agreement, dated December 1, 2017, (the “Purchase Agreement”), between us and Kodiak, pursuant to which we have the right to “put” to Kodiak (the “Put”) up to $2 million in shares of our common stock. All of the Resell Shares, when sold, shall be sold by the Reselling Shareholders and all of the Kodiak Shares, when sold, will be sold by Kodiak.

We are not selling any shares of common stock in this offering. We, therefore, will not receive any proceeds from the sale of the shares by Kodiak. We will, however, receive proceeds from the sale of securities pursuant to our exercise of the Put under the Purchase Agreement.

Kodiak is an “underwriter” within the meaning of the Section 2(a)(11) of the Securities Act of 1933, as amended.

Kodiak may sell common stock from time to time in the principal market on which the stock will be traded at the prevailing market price or in negotiated transactions. See “Plan of Distribution” for more information about how Kodiak may sell the shares of common stock being registered pursuant to this prospectus. Kodiak has informed us that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the common stock.

We have paid and will pay the expenses incurred in registering the shares, including legal and accounting fees. See “Plan of Distribution.”

Our common stock is currently quoted on the OTCQB market under the symbol “NBGV”. On December 28, 2017, the last quoted sale price of our common stock as reported on the OTCQB Market was $1.65 per share.

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should read the entire prospectus and any amendments or supplements carefully before you make your investment decision.

Investing in our securities involves significant risks, including those set forth in the “Risk Factors” section of this prospectus beginning on page 10.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is December 28, 2017

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information.

We have not authorized the placement agent or any underwriters, brokers or dealers to make an offer of the securities in any jurisdiction where the offer is not permitted.

You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this prospectus.

PROSPECTUS SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. References in this prospectus to “we,” “us,” “our,” the “Company” and “NewBridge” refer to NewBridge Global Ventures, Inc. You should read both this prospectus together with additional information described below under the heading “Where You Can Find More Information.”

Organization

NewBridge Global Ventures, Inc. was incorporated in May 1983 in the State of Colorado and re-incorporated in the State of Delaware in April 2008.  Effective June 20, 2014 the Company sold its prior subsidiary and became a shell company. On November 30, 2015, we consummated the transaction evidenced by an Agreement and Plan of Share Exchange (the "Share Exchange Agreement") dated October 8, 2015 by and among the Company and Nabufit Denmark, pursuant to which the Company acquired from the Nabufit Denmark shareholders all of the issued and outstanding equity interests of Nabufit Denmark in exchange for 516,667 shares of the Company (the “Share Exchange”).  As a result of the Share Exchange, the former shareholders of Nabufit Denmark, became the controlling shareholders of the Company and Nabufit Denmark became a subsidiary of the Company.  The Share Exchange was accounted for as a reverse merger/recapitalization effected by a share exchange, wherein Nabufit Denmark was considered the acquirer for accounting and financial reporting purposes.   In September 2017, the Company sold Nabufit Denmark and its other subsidiaries, ceased its previous operations and changed its business model.

On October 19, 2017, the shareholders approved of an amendment to the Company’s Certificate of Incorporation effecting a change of the Company’s name from Nabufit Global, Inc. to NewBridge Global Ventures, Inc. to more accurately reflects its business objectives.  The name change was effective as of December 12, 2017 and the Company’s new symbol is “NBGV”.

Nature of Business

NewBridge is an early stage business which provides consulting services related to the legal medical cannabis production and distribution industries.  Prior to September 2017, the Company designed, manufactured and marketed the Nabufit virtual training and fitness products and services.  In September 2017, the Company sold its operating subsidiaries and the related business and as a result changed its business model.

NewBridge is currently engaged in providing business consulting services to several companies in the medical marijuana and cannabis related industries.  These companies include an online education company providing education to healthcare professionals on medical cannabis and the endocannabinoid system, a distribution company focused on delivering best in class hemp oil and medical marijuana products and a Wellness center delivering medical recommendations to patient and sales of CBD and hemp oil products.

In connection with such consulting agreements, the Company provides the following services:

Strategic advisory and services;

Business services;

Marketing services;

Acquisition and development services; and

Strategic partnership and consolidation services.

Corporation Information

Our principal executive offices are located at 626 East 1820 North, Orem, Utah 84097, and our telephone number is (855) 362-2115. Our website address is www.newbridgegv.com, although the information on our website is not deemed to be part of this prospectus.

THE OFFERING

This prospectus relates to the resale by the selling stockholders (“Selling Stockholders”) identified herein of up to 2,822,652 shares of common stock, par value $0.0001 per share, of the Company (“Resale Shares”) and the offering and resale of up to 2,000,000 shares of our common stock, par value $0.0001 per share (“Kodiak Shares,” and together with the Resale Shares, the Registration Shares”) by Kodiak pursuant to the Purchase Agreement, dated December 1, 2017.

Resale Shares

The Selling Stockholders may sell the Resale Shares on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale, in the over-the-counter market, in one or more transactions otherwise than on these exchanges or systems, such as privately negotiated transactions, or using a combination of these methods, and at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. See the disclosure under the heading “Plan of Distribution” elsewhere in this prospectus for more information about how the Selling Stockholders may sell or otherwise dispose of their shares of common stock hereunder.

The Selling Stockholders may sell any, all or none of the Resale Shares offered by this prospectus and we do not know when or in what amount, the Selling Stockholders may sell their Resale Shares of common stock hereunder following the effective date of this registration statement.

We will not receive any proceeds from the sale of the Resale Shares by the Selling Stockholders in the offering described in this prospectus.

Because all of the Resale Shares being offered under this prospectus are being offered by the Selling Shareholders, we cannot currently determine the price or prices at which our shares of common stock may be sold under this prospectus. We expect that the Selling shareholders initially sell their shares at prevailing market prices. See “Plan of Distribution.”

Kodiak Shares

The prospectus also relates to the offering and resale from time to time of the Kodiak Shares.  Effective December 1, 2017, we entered into the Purchase Agreement, dated December 1, 2017, with Kodiak. Under the Purchase Agreement, we may from time to time, in our discretion, sell shares of our common stock to Kodiak for aggregate gross proceeds of up to $2,000,000. Unless terminated earlier, Kodiak’s purchase commitment will automatically terminate on the earlier of the date on which Kodiak shall have purchased our shares pursuant to the Purchase Agreement for an aggregate purchase price of $2,000,000, or December 31, 2020. We have no obligation to sell any shares under the Purchase Agreement.

As provided in the Purchase Agreement, we may require Kodiak to purchase shares of common stock from time to time by delivering a put notice (“Put Notice”) to Kodiak specifying the total number of shares to be purchased (such number of shares multiplied by the Purchase Price described below, equals the “Investment Amount”). Our ability to issue Put Notices to Kodiak and require Kodiak to purchase our common stock is not contingent on the trading volume of our common stock. Kodiak will have no obligation to purchase shares under the applicable Purchase Agreement to the extent that such purchase would cause Kodiak to own more than 9.99% of our then-issued and outstanding common stock (the “Beneficial Ownership Limitation”).

For each share of our common stock purchased under the Purchase Agreement, Kodiak will pay a Purchase Price equal to 75% of the Market Price. The Market Price is defined as the volume weighted average price (the “VWAP”) on the principal trading platform for the Common Stock, as reported by OTC Markets Group, Inc. (“OTC Markets”), for the five consecutive trading days immediately preceding the closing date (each, a “Closing Date”) associated with the applicable Put Notice (the “Valuation Period”). Kodiak’s obligation to purchase shares is subject to customary closing conditions, including without limitation a requirement that this registration statement registering the resale by Kodiak of the shares to be issued under the Purchase Agreement (the

“Registration Statement”) remain effective. The Purchase Agreement also contains covenants, representations and warranties by us and Kodiak that are typical for transactions of this type, including customary mutual indemnification rights. The Purchase Agreement is not transferable and any benefits attached thereto may not be assigned.

In connection with the Purchase Agreement, we also entered into a Registration Rights Agreement with Kodiak requiring us to prepare and file this Registration Statement registering the resale by Kodiak of shares to be issued under the Purchase Agreement, to use commercially reasonable efforts to cause the Registration Statement to be declared effective, and to keep the Registration Statement effective until (i) the date on which Kodiak may sell all the shares under Rule 144 without volume limitations, or (ii) the date on which Kodiak no longer owns any of the shares.

The foregoing description of the terms of the Purchase Agreement and the Registration Rights Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to the agreements/instructions themselves, copies of which were filed as exhibits to our Current Report on Form 8-K, filed December 8, 2017, the terms of which are incorporated herein by reference. The benefits, representations, and warranties set forth in such documents (if any) are not intended to, and do not constitute our continuing representations and warranties or those of any other party to persons not a party thereto.

As of December 28, 2017, there were 3,709,200 shares of our common stock outstanding, of which 1,754,870 shares were held by non-affiliates. If all of the 2,000,000 shares offered by Kodiak under this prospectus were issued and outstanding as of the date hereof, such shares would represent approximately 35% of the total number of shares of our common stock outstanding, and approximately 64% of the total number of outstanding shares held by non-affiliates, in each case, as of the date hereof. The number of shares ultimately offered for resale by Kodiak is dependent upon the number of shares that we issue and sell to Kodiak under the Purchase Agreement.

Issuances of our common stock in this offering will not affect the rights or privileges of our existing stockholders, except that the economic and voting interests of each of our existing stockholders will be diluted as a result of each of such issuance and sales. Although the number of shares of common stock that our existing stockholders own will not decrease, the shares owned by our existing stockholders will represent a smaller percentage of our total outstanding shares after each such issuance and sale to Kodiak.

Securities Offered

Shares of common stock to be offered by Kodiak:	Up to 2,000,000 shares that we may issue and sell to Kodiak under the Purchase Agreement.

Shares of common stock outstanding prior to the offering:	3,709,200

Shares of common stock to be outstanding after giving effect to the issuance and sale of an aggregate of 2,000,000 shares of common stock to Kodiak under the Purchase Agreement, which shares are registered hereunder:	5,709,200

Use of proceeds:

We will not receive any proceeds from the sale of shares of common stock by Kodiak in this offering. However, we may receive up to $2 Million from the sale and issuance of shares of common stock to Kodiak pursuant to Put Notices that we may issue to Kodiak under the Purchase Agreement. Any proceeds that we receive from sales and issuances to Kodiak under the Purchase Agreement will be used for general corporate purposes.  See “Use of Proceeds.”

Risk factors:	This investment involves a high degree of risk. See “Risk Factors” for a discussion of factors you should consider carefully before making an investment decision.

OTC Markets (OTCQB) symbol:	NBGV

RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully consider the following information about these risks, together with the other information about these risks contained in this prospectus, as well as the other information contained in this prospectus generally, before deciding to buy our securities. Any of the risks we describe below could adversely affect our business, financial condition, operating results or prospects. The market prices for our securities could decline if one or more of these risks and uncertainties develop into actual events and you could lose all or part of your investment. Additional risks and uncertainties that we do not yet know of, or that we currently think are immaterial, may also impair our business operations. You should also refer to the other information contained in this prospectus, including our financial statements and the related notes.

Risks Related to Our Business

We have incurred significant net losses and cannot assure you that we will achieve or maintain profitable operations, and our auditors have issued a “going concern” audit opinion.

To date, we have incurred losses since inception. Our net loss was $4,038,605 for the year ended December 31, 2016 and $372,396 for the period ended December 31, 2015. The Company incurred a net loss of $3,368,614 for the nine months ended September 30, 2017 and has an accumulated deficit of $7,779,616 at September 30, 2017.  The Company also used cash in operating activities of $2,531,792 during the nine months ended September 30, 2017.   After the discontinued operations, the financial situation is somewhat improved but the Company still has a net loss from continuing operations of $1,440,346 and net cash used in operating activities – continuing operations of $872,770 for the nine months ended September 30, 2017. We will need to raise additional working capital to continue our normal and planned operations. We will need to generate and sustain significant revenue levels in future periods in order to become profitable, and, even if we do, we may not be able to maintain or increase our level of profitability. We anticipate that our operating expenses will increase substantially in the foreseeable future as we undertake increased consultancy work and acquisition activities and increase our marketing and sales efforts to drive an increase in the number of customers and clients utilizing our services. In addition, as a public company, we incur accounting, legal and other expenses that we were incurring as a private company. These expenditures will make it necessary for us to continue to raise additional working capital and make it harder for us to achieve and maintain profitability. Our efforts to grow our business may be costlier than we expect, and we may not be able to generate sufficient revenue to offset our increased operating expenses. If we are forced to reduce our operating expenses, our growth strategy could be compromised. We may incur significant losses in the future for a number of reasons, including unforeseen expenses, difficulties, complications and delays and other unknown events. Accordingly, substantial doubt exists about our ability to continue as a going concern and we cannot assure you that we will achieve sustainable operating profits as we continue to expand our infrastructure, further develop our marketing efforts, and otherwise implement our growth initiatives.

Our independent auditors have indicated in their report on our December 31, 2016 consolidated financial statements that there is substantial doubt about our ability to continue as a going concern. A “going concern” opinion indicates that the financial statements have been prepared assuming we will continue as a going concern and do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets, or the amounts and classification of liabilities that may result if we do not continue as a going concern. Therefore, you should not rely on our consolidated balance sheet as an indication of the amount of proceeds that would be available to satisfy claims of creditors, and potentially be available for distribution to stockholders, in the event of liquidation.

Our ability to grow and compete in the future will be adversely affected if adequate capital is not available to us or not available on terms favorable to us.

The ability of our business to continue its normal and planned operations and to grow and compete will depend on the availability of adequate capital. We cannot assure you that we will be able to obtain equity or debt financing on acceptable terms, or at all, to continue our normal and planned operations and to implement our growth strategy. As a result, we cannot assure you that adequate capital will be available to continue our normal and planned operations and to finance our current growth plans, take advantage of business opportunities, or respond to competitive pressures, any of which could harm our business.

We will need substantial additional funding to continue our operations, which could result in dilution to our stockholders. We may not be able to raise capital when needed, if at all, which could cause us to have insufficient funds to pursue our operations, or to delay, reduce or eliminate our development of new programs or commercialization efforts.

We expect to incur additional costs associated with continuing to operate as a public company and to require substantial additional funding to continue to pursue our business and continue with our expansion plans. We may also encounter unforeseen expenses, difficulties, complications, delays and other unknown factors that may increase our capital needs and/or cause us to spend our cash resources faster than we expect. Accordingly, we expect that we will need to obtain substantial additional funding in order to continue our operations. To date, we have financed our operations entirely through equity and debt investments by founders and other investors and the incurrence of debt, and we expect to continue to do so in the foreseeable future. Additional funding from those or other sources may not be available when or in the amounts needed, on acceptable terms, or at all. If we raise capital through the sale and issuance of equity, or securities convertible into equity, it would result in dilution to our existing stockholders, which could be significant depending on the price at which we may be able to sell and issue our securities. If we raise additional capital through the incurrence of additional indebtedness, we would likely become subject to further covenants that could restricting our business activities, and holders of debt instruments will likely have rights and privileges senior to those of our equity investors. In addition, servicing the interest and principal repayment obligations under debt facilities could divert funds that would otherwise be available to support development of new programs and marketing to current and potential new clients. If we are unable to raise capital when needed or on acceptable terms, we could be forced to delay, reduce or eliminate development of new programs or future marketing efforts. Any of these events could significantly harm our business, financial condition and prospects.

We depend on the development of the cannabis industry.

Over the past several years, the cannabis industry has grown significantly as a result of an increase of deregulation at a state level. Our revenues depend greatly on the expenditures made by companies within the cannabis industry. In some instances, companies in these industries are reliant on their ability to raise capital in order to fund their operations. Accordingly, economic factors and industry trends that affect our clients in these industries also affect our business. If companies in these industries were to reduce the number of research and development projects they conduct or outsource, our business could be materially adversely affected.

We rely on a limited number of key customers, the importance of which may vary dramatically from year to year, and a loss of one or more of these key customers may adversely affect our operating results.

Initially, a small number of customers account for a substantial portion of our revenues. Three customers will account for any revenue in 2017.  The loss of a significant amount of business from one of our major customers would materially and adversely affect our results of operations until such time, if ever, as we are able to replace the lost business. Significant clients or projects in any one period may not continue to be significant clients or projects in other periods. In any given year, there is a possibility that a single pharmaceutical or academic/ clinical research laboratory company may account for 5% or more of our gross revenue or that our business may be dependent on one or more large projects. To the extent that we are dependent on any single customer, we are subject to the risks faced by that customer to the extent that such risks impede the customer's ability to stay in business and make timely payments to us.

Our success is dependent upon our ability to develop markets.

Our ability to successfully provide consulting services within the cannabis industry as well as other target markets will determine actual operating results. While we anticipate the creation of a compelling services model for our potential clients, we may not be able to fully develop our planned service offering(s) in a manner that is predictable or profitable.  There are many factors contributing to the overall cannabis growth and opportunity. These factors are listed below. The Company will focus on these factors to help fuel its growth. The overall U.S cannabis market is growing from its own performance dynamics. The strong, growth in demand for legal cannabis over the past years is expected to continue in the years ahead. The legal cannabis industry is among the fastest growing industries in the U.S projecting $22 billion in revenue by 2020 from $5 billion in 2015.

Competition in our industry is intense.

There are many competitors in the cannabis industry, including many who offer similar services as those offered by us. There can be no guarantee that in the future other companies won’t enter this arena by developing services that are in direct competition with us or any acquired subsidiary.  We anticipate the presence as well as entry of other companies in this market space but acknowledges that we may not be able to establish or if established, to maintain a competitive advantage. Some of these companies may have longer operating histories, greater name recognition, larger customer bases and significantly greater financial, technical, sales and marketing resources. This may allow them to respond more quickly than us to market opportunities. It may also allow them to devote greater resources to the marketing, promotion and sale of their products and or services. These competitors may also adopt more aggressive pricing policies and make more attractive offers to existing and potential customers, employees, strategic partners, distribution channels and advertisers. Increased competition is likely to result in price reductions, reduced gross margins and a potential loss of market share.

Source: The State of Legal Marijuana Markets, 4th Edition, by ArcView Market Research and New Frontier Data (2016)

We plan to expand our business through acquisitions.

We are actively reviewing acquisition candidates. Factors which may affect our ability to grow successfully through acquisitions include:

•	inability to obtain financing;
•	difficulties and expenses in connection with integrating the acquired companies and achieving the expected benefits;
•	diversion of management’s attention from current operations;
•	the possibility that we may be adversely affected by risk factors facing the acquired companies;
•

acquisitions could be dilutive to earnings, or in the event of acquisitions made through the issuance of our Common Stock to the shareholders of the acquired company, dilutive to the percentage of ownership of our existing stockholders;

•	potential losses resulting from undiscovered liabilities of acquired companies not covered by the indemnification we may obtain from the seller; and
•	loss of key employees of the acquired companies.

Unfavorable general economic conditions may materially adversely affect our business.

While it is difficult for us to predict the impact of general economic conditions on our business, these conditions could reduce customer demand for some of our products or services which could cause our revenue to decline. Also, our customers that are especially reliant on the credit and capital markets may not be able to obtain adequate access to credit or equity funding, which could affect their ability to make timely payments to us. Moreover, we rely on obtaining additional capital and/or additional funding to provide working capital to support our operations. We regularly evaluate alternative financing sources. Further changes in the commercial capital markets or in the financial stability of our investors and creditors may impact the ability of our investors and creditors to provide additional financing. In addition, the financial condition of our credit facility providers, which is beyond our control, may adversely change. Any decrease in our access to borrowings under our credit facility, tightening of lending standards and other changes to our sources of liquidity could adversely impact our ability to obtain the financing we need to continue operating the business in our current manner. For these reasons, among others, if the economic conditions stagnate or decline, our operating results and financial condition could be adversely affected.

Our management may have conflicts of interest.

Some members of our management are employed on a full-time basis by other businesses involved in a range of business activities. Consequently, there are potential inherent conflicts of interest in their acting as officers and directors of our Company. We believe that none currently exist but it is the intent of the management to keep any transactions free of conflicts of interest. Management is also working on the creation of job specific tasking as well as non-compete agreements that will be deployed as possible and as related to our existing and future team members.

Our current officers and directors have other interests outside of our business and contract negotiations are still in process with them.

While we have contract agreements with our non-independent officers and directors that define these relationships in a manner that provides sufficient motivation to such officers and directors to remain an ongoing part of our business, there no assurances that these agreements will be honored. Loss of any of our members of management will have a negative impact upon our business efforts and results of operations.

We are Dependent upon our management to continue our growth.

The Company believes it will rapidly and significantly expand operations and growth as a result of the continued expansion of the cannabis industry. There are no assurances this will occur. However, if it does occur we will need to significantly expand our capacity to address potential market opportunities. The rapid growth will place a significant strain on our management and operational and financial recourses. Our success is principally dependent on our current management personnel for the operation of our business.

To execute on its commitment, the Company draws on the collective experience of its management team with expertise in market research, development, corporate management, market opportunities, product growth, sales, distribution, future growth and economic trends.

 The ability to provide high quality service will depend on attracting and retaining educated staff, as well as professional experiences that is relevant to our market, including for marketing, technology and general experience in this industry.

Our ability to deliver quality services depends on our ability to manage and expand our marketing, operational and distribution systems, recruit additional qualified employees and train, and manage and motivate both current and new employees. Failure to effectively manage our growth would have a material adverse effect on our business.

 RISKS RELATED TO OUR INDUSTRY

Our business Is Dependent on State Laws Pertaining To The Cannabis Industry.

The Federal Controlled Substances Act, classifies cannabis as a Schedule I controlled substance and makes cannabis use and possession illegal on a national level. The United States Supreme Court has ruled that it is the Federal Government that has the right to regulate and criminalize cannabis, even for medical purposes, and thus federal law criminalizing the use of cannabis preempts state laws that legalize its use. As of the date of this Prospectus, 23 states and the District of Columbia allow their residents to use medical cannabis. While votes in the states of Colorado, Washington, Oregon and Alaska, as well as the District of Columbia approve ballot measures to legalize cannabis for adult use, continued expansion of such ‘recreational use’ is not well defined at this time and any continued development of the cannabis industry will be dependent upon continued new legislative authorization of cannabis at the state, and perhaps the federal level. Any number of events or occurrences could slow or halt progress all together in this space. While progress within the cannabis industry channel is currently encouraging, growth is not assured. While there appears to be ample public support for favorable legislative action, numerous factors may impact or negatively affect the legislative process(s) within the carious states we have business interests in. Any one of these factors could slow or halt use of cannabis, which would negatively impact our business up to possibly causing us to discontinue operations as a whole.

Cannabis Remains Illegal Under Federal Law.

Despite the development of a cannabis industry legal under state laws, state laws legalizing medicinal and adult cannabis use are in conflict with the Federal Controlled Substances Act, which classifies cannabis as a Schedule I controlled substance and makes cannabis use and possession illegal on a national level. The United States Supreme Court has ruled that it is the Federal Government that has the right to regulate and criminalize cannabis, even for medical purposes, and thus federal law criminalizing the use of cannabis preempts state laws that legalize its use. However, the Obama Administration effectively stated that it is not an efficient use of resources to direct federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical and recreational cannabis. Yet, there is no guarantee that the Trump Administration will not change the stated policy regarding the low-priority enforcement of federal laws in states where cannabis has been legalized. The Trump administration could introduce a less favorable policy or decide to enforce the federal laws strongly. Any such change in the Federal Government’s enforcement of federal laws could cause significant financial damage to us and our shareholders.

As the possession and use of cannabis is illegal under the federal controlled substances act, our customers may be deemed to be aiding and abetting illegal activities through the services that they provide to users. As a result, they may be subject to enforcement actions by law enforcement authorities, which would materially and adversely affect our business.

Under federal law, and more specifically the Federal Controlled Substances Act, the possession, use, cultivation, and transfer of cannabis is illegal. Our business provides services to customers that are engaged in the business of possession, use, cultivation, and/or transfer of cannabis. As a result, law enforcement authorities, in their attempt to regulate the illegal use of cannabis, may seek to bring an action or actions against us, including, but limited to, a claim of aiding and abetting another’s criminal activities. The federal aiding and abetting statute provides that anyone who “commits and offense against the United States or aids, abets, counsels, commands, induces or procures its commission, is punishable as a principal.” 18 U.S.C §2(a). As a result of such an action, we may be forced to cease operations and our investors could lose their entire investment. Such an action would have a material negative effect on our business and operations.

Federal enforcement practices could change with respect to services providers to participants in the cannabis industry, which could adversely impact us. If the federal government were to change its practices, or were to expend its resources enforcing existing federal laws on such providers in the cannabis industry, such action could have a materially adverse effect on our operations, our customers, or the sales of our products up to and including a complete interruption of our business.

It is possible that additional Federal or State legislation could be enacted in the future that would prohibit our clients from selling or providing services related to cannabis, and if such legislation were enacted, such clients may discontinue the use of our services, and our potential source of customers would be reduced causing revenues to decline.  Further, additional government disruption in the cannabis industry could cause potential customers and users to be reluctant to use our services, which would be detrimental to us. We cannot predict the nature of any future laws, regulations, interpretations or applications, nor can we determine what effect additional governmental regulations or administrative policies and procedures, when and if promulgated, could have on our business.

Risks Related to Ownership of our Common Stock

Our board of directors is authorized to issue additional shares of our common stock that would dilute existing stockholders.

We are currently authorized to issue up to 100,000,000 shares of common stock and 400,000 shares of preferred stock, of which 3,709,200 shares of common stock and no shares of preferred stock are currently issued and outstanding as of December 28, 2017. We expect to seek additional financing in order to provide working capital to our business. Our board of directors has the power to issue any or all of such authorized but unissued shares at any price it considers sufficient, without stockholder approval. The issuance of additional shares of common stock in the future will reduce the proportionate ownership and voting power of then current stockholders.

Trading on the OTC Bulletin Board and the OTCQB may be volatile and sporadic, which could depress the market price of our common stock and make it difficult for our stockholders to resell their shares.

Our common stock is quoted on the Over the Counter Bulletin Board (an interdealer quotation system that is used by subscribing FINRA members) and on the OTCQB operated by the OTC Markets Group, Inc. Trading in stock quoted on these markets is often thin and characterized by wide fluctuations in trading prices, due to many factors that may have little to do with our operations or business prospects. This volatility could depress the market price of our common stock for reasons unrelated to our operating performance. Moreover, neither of these markets is a “stock exchange,” and trading of securities on these markets is often more sporadic than the trading of securities listed on a national securities exchange like The NASDAQ Stock Market or the NYSE American. Accordingly, stockholders may have difficulty reselling any of our shares owned by them.

A decline in the price of our common stock could affect our ability to raise further working capital, it may adversely impact our ability to continue operations and we may go out of business.

A prolonged decline in the price of our common stock could result in a reduction in the liquidity of our common stock and a reduction in our ability to raise capital. Because we may attempt to acquire a significant portion of the funds we need in order to conduct our planned operations through the sale and issuance of equity securities, a decline in the price of our common stock could be detrimental to our liquidity and our operations because the decline may cause investors not to choose to invest in our stock. If we are unable to raise the funds we require for all our planned operations, we may be forced to reallocate funds from other planned uses and we may suffer a significant negative effect on our business plan and operations, including our ability to develop new products and continue our current operations. As a result, our business may suffer, and not be successful and we may go out of business. We also might not be able to meet our financial obligations if we cannot raise enough funds through the sale and issuance of our common stock and we may be forced to go out of business.

Because we do not intend to pay any cash dividends on our shares of common stock in the near future, our stockholders will not be able to receive a return on their shares unless they sell them.

We intend to retain any future earnings to finance the development and expansion of our business. We do not anticipate paying any cash dividends on our common stock in the near future. The declaration, payment and amount of any future dividends will be made at the discretion of our board of directors, and will depend upon, among other things, the results of operations, cash flows and financial condition, operating and capital requirements, and other factors as our board of directors considers relevant. There is no assurance that future dividends will be paid, and if dividends are paid, there is no assurance with respect to the amount of any such dividend. Unless we pay dividends, our stockholders will not be able to receive a return on their shares of our common stock unless they sell them.

If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

Effective internal controls are necessary for us to provide reliable financial reports and to prevent fraud effectively. We maintain a system of internal control over financial reporting, which is defined as a process designed by, or under the supervision of, our principal executive officer and principal financial officer, or persons performing similar functions, and effected by our board of directors, management and other personnel, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles.

As a public company, we have significant requirements for enhanced financial reporting and internal controls. We are required to document and test our internal control procedures in order to satisfy the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, which requires annual management assessments of the effectiveness of our internal controls over financial reporting. The process of designing and implementing effective internal controls is a continuous effort that requires us to anticipate and react to changes in our business and economic and regulatory environments, and to expend significant resources to maintain a system of internal controls that is adequate to satisfy our reporting obligations as a public company.

We cannot assure you that we will, in the future, identify areas requiring improvement in our internal control over financial reporting. We cannot assure you that the measures we will take to remediate any areas in need of improvement will be successful or that we will implement and maintain adequate controls over our financial processes and reporting in the future as we continue our growth. If we are unable to establish appropriate internal financial reporting controls and procedures, it could cause us to fail to meet our reporting obligations, result in the restatement of our financial statements, harm our operating results, subject us to regulatory scrutiny and sanction, cause investors to lose confidence in our reported financial information and have a negative effect on the market price for shares of our common stock.

The market price of shares of our common stock may be volatile.

The market price of our common stock may be highly volatile. Some of the factors that may materially affect the market price of our common stock are beyond our control, such as changes in financial estimates by industry and securities analysts, conditions or trends in the industry in which we operate, or sales of shares of our common stock. These factors may materially adversely affect the market price of shares of our common stock, regardless of our performance. In addition, public stock markets have experienced extreme price and trading volume volatility. This volatility has significantly affected the market prices of securities of many companies for reasons frequently unrelated to the operating performance of the specific companies. These broad market fluctuations may adversely affect the market price of shares of our common stock.

We have established Preferred Stock which can be designated by the Company’s Board of Directors without shareholder approval.

The Company has authorized 400,000 shares of Preferred Stock, of which none are issued and outstanding. The shares of series of Preferred Stock of the Company may be issued from time to time in one or more series, each of which shall have a distinctive designation or title as shall be determined by the Board of Directors of the Company prior to the issuance of any shares thereof. The Preferred Stock shall have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof as adopted by the Board of Directors. In each such case, we will not need any further action or vote by our stockholders. One of the effects of undesignated Preferred Stock may be to enable the Board of Directors to render more difficult or to discourage an attempt to obtain control of us by means of a tender offer, proxy contest, merger or otherwise, and thereby to protect the continuity of our management. The issuance of shares of Preferred Stock pursuant to the Board of Director's authority described above may adversely affect the rights of holders of Common Stock. For example, Preferred Stock issued by us may rank senior to the Common Stock as to dividend rights, liquidation preference or both, may have full or limited voting rights and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of Preferred Stock may discourage bids for the Common Stock at a premium or may otherwise adversely affect the market price of the Common Stock.

Our Certificate of Incorporation provides our directors with limited liability.

Our Certificate of Incorporation states that our directors shall not be personally liable to us or any stockholder for monetary damages for breach of fiduciary duty as a director, except for any matter in respect of which such director shall be liable under Section 174 of the Delaware General Corporation Law (the “DGCL”) or shall be liable because the director (1) shall have breached his duty of loyalty to us or our stockholders, (2) shall have acted not in good faith or in a manner involving intentional misconduct or a knowing violation of law or, in failing to act, shall have acted not in good faith or in a manner involving intentional misconduct or a knowing violation of law, or (3) shall have derived an improper personal benefit. Article Seven further states that the liability of our directors shall be eliminated or limited to the fullest extent permitted by the DGCL, as it may be amended. These provisions may discourage stockholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by stockholders on our behalf against a director.

Certain provisions of our Certificate of Incorporation and Delaware law make it more difficult for a third party to acquire us and make a takeover more difficult to complete, even if such a transaction were in the stockholders’ interest.

Our Certificate of Incorporation and the DGCL contain provisions that may have the effect of making it more difficult or delaying attempts by others to obtain control of the Company, even when these attempts may be in the best interests of our stockholders.

We also are subject to the anti-takeover provisions of the DGCL, which prohibit us from engaging in a “business combination” with an “interested stockholder” unless the business combination is approved in a prescribed manner and prohibit the voting of shares held by persons acquiring certain numbers of shares without obtaining requisite approval. This statute has the effect of making it more difficult to effect a change in control of a Delaware company.

Our financial controls and procedures may not be sufficient to ensure timely and reliable reporting of financial information, which, as a public company, could materially harm our stock price.

As a public reporting company, we require significant financial resources to maintain our public reporting status. We cannot assure you we will be able to maintain adequate resources to ensure that we will not have any future material weakness in our system of internal controls. The effectiveness of our controls and procedures may in the future be limited by a variety of factors including:

•	faulty human judgment and simple errors, omissions or mistakes;
•	fraudulent action of an individual or collusion of two or more people;
•	inappropriate management override of procedures; and
•	the possibility that any enhancements to controls and procedures may still not be adequate to assure timely and accurate financial information.

Our internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles in the United States of America. Our internal control over financial reporting includes those policies and procedures that (i) pertain to the maintenance of records that, in reasonable detail, accurately and fairly reflect the transactions and dispositions of the assets of the company; (ii) provide reasonable assurance that transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles, and that receipts and expenditures of the company are being made only in accordance with authorizations of management and directors of the company; and (iii) provide reasonable assurance regarding prevention or timely detection of unauthorized acquisition, use, or disposition of the Company’s assets that could have a material effect on the financial statements.

Despite these controls, because of its inherent limitations, internal control over financial reporting may not prevent or detect misstatements. Therefore, even those systems determined to be effective can provide only reasonable assurance of achieving their control objectives. Furthermore, smaller reporting companies like us face additional limitations. Smaller reporting companies employ fewer individuals and can find it difficult to employ resources for complicated transactions and effective risk management. Additionally, smaller reporting companies tend to utilize general accounting software packages that lack a rigorous set of software controls.

Our management assessed the effectiveness of our internal control over financial reporting as of December 31, 2016 and concluded as a result of material weaknesses in our internal control over financial reporting, our disclosure controls and procedures were not effective as of December 31, 2016. The ineffectiveness of our disclosure controls and procedures was due to the following material weaknesses our internal control over financial reporting, which are common to many small companies: (1) lack of sufficient personnel commensurate with the Company’s reporting requirements; (2) the Company did not consistently establish appropriate authorities and responsibilities in pursuit of the Company’s financial reporting objectives; and (3) insufficient written documentation or training of internal control policies and procedures which provide staff with guidance or framework for accounting and disclosing financial transactions.

If we fail to have effective controls and procedures for financial reporting in place, we could be unable to provide timely and accurate financial information and be subject to investigation by the Securities and Exchange Commission (the “SEC”) and civil or criminal sanctions.

We must implement additional and expensive procedures and controls in order to grow our business and organization and to satisfy new reporting requirements, which will increase our costs and require additional management resources.

As a public reporting company, we are required to comply with the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) and the related rules and regulations of the SEC, including the requirements that we maintain disclosure controls and procedures and adequate internal control over financial reporting. In the future, if our securities are listed on a national exchange, we may also be required to comply with marketplace rules and heightened corporate governance standards. Compliance with the Sarbanes-Oxley Act and other SEC and national exchange requirements will increase our costs and require additional management resources. We recently have begun upgrading our procedures and controls and will need to continue to implement additional procedures and controls as we grow our business and organization and to satisfy new reporting requirements. If we are unable to complete the required assessment as to the adequacy of our internal control over financial reporting, as required by Section 404 of the Sarbanes-Oxley Act or if we fail to maintain internal control over financial reporting, our ability to produce timely, accurate and reliable periodic financial statements could be impaired.

If we do not maintain adequate internal control over financial reporting, investors could lose confidence in the accuracy of our periodic reports filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Additionally, our ability to obtain additional financing could be impaired or a lack of investor confidence in the reliability and accuracy of our public reporting could cause our stock price to decline.

Because our directors and executive officers are among our largest stockholders, they can exert significant control over our business and affairs and have actual or potential interests that may depart from those of investors.

Certain of our executive officers and directors own a significant percentage of shares of our outstanding capital stock. As of the date of this prospectus, our executive officers and directors and their respective affiliates beneficially own over 17.72% of our outstanding voting stock. The holdings of our directors and executive officers may increase further in the future upon vesting or other maturation of exercise rights under any of the options or warrants they may hold or in the future be granted, or if they otherwise acquire additional shares of our common stock. The interests of such persons may differ from the interests of our other stockholders. As a result, in addition to their board seats and offices, such persons will have significant influence and control over all corporate actions requiring stockholder approval, irrespective of how our company’s other stockholders may vote, including the following actions:

●	to elect or defeat the election of our directors;

●	to amend or prevent amendment of our articles of incorporation or by-laws;

●	to effect or prevent a merger, sale of assets or other corporate transaction; and

●	to control the outcome of any other matter submitted to our stockholders for a vote.

This concentration of ownership by itself may have the effect of impeding a merger, consolidation, takeover or other business consolidation, or discouraging a potential acquirer from making a tender offer for our common stock, which in turn could reduce the price of the shares of our common stock price or prevent our stockholders from realizing a premium over the price of our common stock.

Penny stock rules will limit the ability of our stockholders to sell their stock.

The Securities and Exchange Commission has adopted regulations that generally define a “penny stock” to be any equity security that has a market price (as defined) less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exceptions. Our securities are covered by the penny stock rules, which impose additional sales practice requirements on broker-dealers who sell to persons other than established customers and “accredited investors”. The term “accredited investor” refers generally to institutions with assets in excess of $5,000,000 or individuals with a net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouse. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document in a form prepared by the Securities and Exchange Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations, and the broker-dealer and salesperson compensation information, must be given to the customer orally or in writing prior to effecting the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from these rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for the stock that is subject to these penny stock rules. Consequently, these penny stock rules may affect the ability of broker-dealers to trade our securities. We believe that the penny stock rules discourage investor interest in and limit the marketability of our common stock.

The Financial Industry Regulatory Authority, or FINRA, has adopted sales practice requirements that may also limit a stockholder’s ability to buy and sell our stock.

In addition to the “penny stock” rules described above, FINRA has adopted rules that require that, in recommending an investment to a customer, a broker-dealer must have reasonable grounds for believing that the investment is suitable for that customer. Prior to recommending speculative low-priced securities to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status, investment objectives and other information. Under interpretations of these rules, FINRA believes that there is a high probability that speculative low-priced securities will not be suitable for at least some customers. FINRA requirements make it more difficult for broker-dealers to recommend that their customers buy our common stock, which may limit your ability to buy and sell our stock and have an adverse effect on the market for our shares.

Trends, Risks and Uncertainties

We have sought to identify what we believe to be the most significant risks to our business, but we cannot predict whether, or to what extent, any of such risks may be realized nor can we guarantee that we have identified all possible risks that might arise. Investors should carefully consider all of such risk factors before making an investment decision with respect to our common stock.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

The information contained in this prospectus includes forward-looking statements. These forward-looking statements are often identified by words such as “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These statements involve estimates, assumptions and uncertainties that could cause actual results to differ materially from those expressed for the reasons described in this prospectus. You should be aware that our actual results could differ materially from those contained in the forward-looking statements due to a number of factors. You should not place undue reliance on these forward-looking statements.

You should also consider carefully the statements under “Risk Factors” and other sections of this prospectus, which address additional factors that could cause our actual results to differ from those set forth in the forward-looking statements and could materially and adversely affect our business, operating results and financial condition. All subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by the applicable cautionary statements.

The forward-looking statements speak only as of the date on which they are made, and, except to the extent required by federal securities laws, we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which the statement is made or to reflect the occurrence of unanticipated events. In addition, we cannot assess the impact of each factor on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements.

USE OF PROCEEDS

This prospectus relates to shares of our common stock that may be offered and sold from time to time by the Selling Shareholders and Kodiak. We will not receive any proceeds upon the sale of shares by the Selling Shareholders and Kodiak in this offering. However, we may receive gross proceeds of up to $2 million under the Purchase Agreement with Kodiak assuming that we sell and issue the full amount of our common stock that we have the right, but not the obligation, to sell and issue to Kodiak under the Purchase Agreement. See “Plan of Distribution” elsewhere in this prospectus for more information.

The principal purposes of this offering are to increase our capitalization and financial flexibility. As of the date of this prospectus, we cannot specify with certainty all of the particular uses for the net proceeds to us from the Purchase Agreement. However, we currently intend to use the net proceeds primarily for general corporate purposes, including working capital, research and development, sales and marketing activities and capital expenditures. We may also use a portion of those net proceeds for the acquisition of, or investment in, technologies or businesses that complement our business, although we have no commitments or agreements to enter into any such acquisitions or investments. We will have broad discretion over the uses of those net proceeds. Pending these uses, we intend to invest those net proceeds in short-term, investment-grade money market funds.

Even if we sell and issue $2 million worth of shares of our common stock to Kodiak pursuant to the Purchase Agreement, we will need to obtain additional financing in the future in order to fully fund all of our planned research and development activities. We may seek additional capital in the private and/or public equity markets, pursue business development activities to continue our operations, respond to competitive pressures, develop new products and services, and to support new strategic partnerships. We are evaluating additional equity financing opportunities on an ongoing basis and may execute them, when appropriate. However, there can be no assurances that we can consummate any such a transactions, or consummate any transactions at favorable pricing or acceptable timing.

DIVIDEND POLICY

We have never declared or paid dividends on our common stock. We do not intend to pay cash dividends on our common stock for the foreseeable future, but currently intend to retain any future earnings to fund the development and growth of our business. The payment of dividends if any, on our common stock will rest solely within the discretion of our board of directors and will depend, among other things, upon our earnings, capital requirements, financial condition, and other relevant factors.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

MARKET PRICE OF OUR COMMON STOCK

Our shares are currently traded on the OTC Markets (“OTCQB”) under the symbol “NBGV”.  The following table presents the high and low bid prices for the nine months ended September 30, 2017 and for the years ended December 31, 2016 and 2015.  These quotations have been adjusted for the 30-1 reverse stock split effective June 27, 2017 and reflect inter-dealer prices without retail mark-up, mark-down, or commissions and may not necessarily represent actual transactions.

Year ended December 31, 2017	High	Low

Third quarter	$3.00	$0.61
Second quarter	$6.00	$2.40
First quarter	$7.95	$4.50

Year ended December 31, 2016	High	Low

Fourth quarter	$36.00	$12.00
Third quarter	$82.50	$31.50
Second quarter	$66.00	$52.50
First quarter	$90.00	$36.00

Year ended December 31, 2015	High	Low

Fourth quarter	$120.00	$75.00
Third quarter	$142.50	$75.00
Second quarter	$142.50	$105.00
First quarter	$210.00	$52.50

As of December 31, 2016 we had approximately 387 shareholders of record holding 854,338 shares of our common stock.  As of December 31, 2015 we had approximately 330 shareholders of record holding 647,908 shares of our common stock.  The number of record holders was determined from the records of our transfer agent and does not include beneficial owners of common stock whose shares are held in the names of various security brokers, dealers, and registered clearing agencies.

On December 28, 2017, the last reported price of our common stock quoted on the OTCQB market was $1.65 per share. The OTCQB market prices set forth above represent inter-dealer quotations, without adjustment for retail mark-up, mark-down or commission, and may not represent the prices of actual transactions.

Transfer Agent

The transfer agent and registrar for our common stock is Action Stock Transfer Corporation.

Equity Compensation Plan Information

The following table summarizes certain information regarding our equity compensation plans as of December 28, 2017:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	4,000,000		N/A	4,000,000
Equity compensation plans not approved by security holders	N/A	$	N/A	N/A
Total	4,000,000	$	NA	4,000,000

The Incentive Plan was approved by the Company Board on October 18, 2017 and by a majority of the Company stockholders on October 19, 2017. The Incentive Plan permits the Company to grant “Awards,” that may consist of stock options, the grant or sale of restricted stock (“Restricted Stock”), stock appreciation rights (“SARs”), or hypothetical units issued with reference to the Company common stock (“Restricted Stock Units”), for up to 4,000,000 shares of Company common stock. Awards may be granted under the Incentive Plan to employees, directors, and consultants of Company and its subsidiaries, including also subsidiaries that the Company may form or acquire in the future. The Incentive Plan will be administered by the Board or by a committee authorized by the Company Board (the “Committee”), which will make all determinations with regard to the grant and terms of Awards, subject to the terms of the Incentive Plan.

DILUTION

Investors who purchase shares of our common stock will be diluted to the extent of the difference between the public offering price per share of our common stock and the pro forma, as adjusted net tangible book value per share of our common stock immediately after this offering. Net tangible book value per share is determined by dividing our total tangible assets less total liabilities by the number of outstanding shares of our common stock. As of September 30, 2017, we had a net tangible book value of $166,710, or approximately $0.05 per share of common stock.

Dilution in net tangible book value per share represents the difference between the assumed offering price per share of common stock payable by Kodiak of $1.24 (75% of $1.65, the closing price of our common stock on December 28, 2017).

The following table illustrates this per share dilution:

Assumed offering price per share of common stock		$1.24
Net tangible book value per share as of September 30, 2017	$0.05
Decrease in as adjusted net tangible book value per share attributable to the sale and issuance of shares of common stock under the Purchase Agreement	(0.02)
Pro Forma net tangible book value per share of common stock after the sale and issuance of shares under the Purchase Agreement		0.03
Dilution per share of common stock to existing stockholders		$(0.02)

To the extent that we sell and issue less than $2 million worth of shares under the Purchase Agreement, or to the extent that some or all sales and issuances are made at prices lower than or in excess of the assumed price per share of $1.24, then the dilution reflected in the table above will differ. The above table is based on 3,359,400 shares of our common stock outstanding as of September 30, 2017, adjusted for the assumed sale and issuance of $2 million in shares of our common stock to Kodiak under the Purchase Agreement at the assumed purchase price described above and after deducting estimated offering expenses payable by us.

To the extent that we sell and issue additional shares of our common stock in the future, there may be further dilution to investors participating in this offering. In addition, we may choose to raise additional capital because of market conditions or strategic considerations, even if we believe that we have sufficient funds for our current or future operating plans. If we raise additional capital through the sale of equity or convertible debt securities, the issuance of these securities could result in further dilution to our stockholders.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Forward-Looking Statements

This prospectus contains “forward-looking statements.” All statements other than statements of historical fact are “forward-looking statements” for purposes of federal and state securities laws, including, but not limited to, any projections of earnings, revenue or other financial items; any statements of the plans, strategies and objections of management for future operations; any statements concerning proposed new services, products or developments; any statements regarding future economic conditions or performance; any statements of belief; and any statements of assumptions underlying any of the foregoing.

Forward-looking statements may include the words “may,” “could,” “estimate,” “intend,” “continue,” “believe,” “expect” or “anticipate” or other similar words. These forward-looking statements represent our estimates and assumptions only as of the date of this prospectus. Accordingly, readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the dates on which they are made. Except as required by applicable law, we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, even if experience or future changes make it clear that any projected results or events expressed or implied therein will not be realized. You are advised, however, to consult any further disclosures we make in future public filings, statements and press releases.

Forward-looking statements in this prospectus include express or implied statements concerning our future revenues, expenditures, capital and funding requirements; the adequacy of our current cash and working capital to fund present and planned operations and financing needs; our proposed expansion of, and demand for, product offerings; the growth of our business and operations through acquisitions or otherwise; and future economic and other conditions both generally and in our specific geographic and product markets. These statements are based on currently available operating, financial and competitive information and are subject to various risks, uncertainties and assumptions that could cause actual results to differ materially from those anticipated or implied in the forward-looking statements due to a number of factors including, but not limited to, those set forth below in the section entitled “Risk Factors” in this prospectus, which you should carefully read. Given those risks, uncertainties and other factors, many of which are beyond our control, you should not place undue reliance on these forward-looking statements. You should be prepared to accept any and all of the risks associated with purchasing any securities of our company, including the possible loss of all of your investment.

In this prospectus, unless otherwise specified, all references to “common shares” refer to the shares of our common shares in our capital stock.

The discussion and analysis of our financial condition and results of operations are based on our financial statements, which we have prepared in accordance with accounting principles generally accepted in the United States of America. The preparation of these condensed consolidated financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements, as well as the reported revenues and expenses during the reporting periods. On an ongoing basis, we evaluate estimates and judgments, including those described in greater detail below. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

The following discussion should be read together with the information contained in the unaudited condensed consolidated financial statements and related notes included in this prospectus.

Overview

NewBridge is an early stage business which provides consulting services related to the legal cannabis production and distribution industries.  Prior to September 2017, the Company designed, manufactured and marketed the Nabufit virtual training and fitness products and services, a state-of-the-art online fitness portal.  In September 2017, the Company sold its operating subsidiaries and the fitness portal related business and as a result changed its business model.  The Company changed its name to NewBridge Global Ventures, Inc. in late December in connection with the new business model and operations.

Our Business Strategy and Products and Services

NewBridge is currently engaged in providing business consulting services to several companies in the medical marijuana and cannabis related industries.  These companies include an online education company providing education to healthcare professionals on medical cannabis and the endocannabinoid system, a distribution company focused on delivering best in class hemp oil and medical marijuana products and a Wellness center delivering medical recommendations to patients and sales of CBD and hemp oil products.

In connection with such consulting agreements, the Company will provide the following services:

Strategic advisory and services;

Business services;

Marketing services;

Acquisition and development services; and

Strategic partnership and consolidation services.

Critical Accounting Policies

Our Company’s financial statements have been prepared in accordance with accounting principles generally accepted in the United States, which require that we make certain assumptions and estimates that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of net revenue and expenses during each reporting period. On an ongoing basis, we evaluate our estimates, including those related to valuation of the fair value of financial instruments, share based compensation arrangements and long-lived assets. These estimates are based on historical experience and on various other factors that we believe to be reasonable under the circumstances. Actual results could differ from those estimates.

Use of Estimates

The preparation of financial statements in conformity with U.S. generally accepted accounting principles (GAAP) requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Significant estimates include the value of share based payments. Amounts could materially change in the future.

Components of Statements of Operations

Operating Expenses

Selling, General and Administrative. Our selling, general and administrative expenses consist primarily of salaries, share-based compensation, professional fees, travel and entertainment, employee benefits, IT and computer costs not capitalized, lease expense and consulting fees. We expect selling, general and administrative expenses to increase in absolute dollars following the consummation of the Share Exchange due to additional legal, accounting, insurance, investor relations and other costs associated with being a public company, as well as other costs associated with growing our business.

Interest Expense.  On September 15, 2015, the Company entered into a 600,000 DKK (approximately $90,000) line-of-credit agreement with a bank.  The agreement bears interest at a variable rate of 6.021%, which is renegotiated annually on June 1.  The line of credit is unsecured.  Default interest rate of 19% goes into effect from the first late payment and is calculated on the balance of the outstanding debt.  During 2016 and 2015 the Company utilized the full credit line but then paid it down to zero by year end both years.  The Company paid $161 and $641 in interest during the year ended December 31, 2016 and during the period ended December 31, 2015, respectively.

Reverse Stock Split

Effective June 27, 2017, the Company filed an Amended and Restated Certificate of Incorporation (“Restated Certificate”) with the Delaware Secretary of State whereby the Company effected a reverse stock split to reduce the number of shares of outstanding common stock at a rate of 1 share for every 30 shares of common stock then outstanding (“Reverse Split”).  The approval of the Restated Certificate was approved by written consent of holders of a majority of the Company’s common stock.  Each stockholder owning fewer than 30 shares of common stock immediately before the effective time of the Reverse Stock Split received from the Company $0.10 in cash, without interest, for each of such shares of common stock; and (b) each stockholder owning of record 30 or more shares of common stock immediately before the effective time of the Reverse Split held, after the Reverse Split, the number of shares of common stock equal to 1/30th of the number held prior to the Reverse Split.  On June 28, 2017 the Company filed with the Securities and Exchange Commission, and the Company’s stockholders were furnished with a Definitive Information Statement filed on Schedule 14(c) to advise the stockholders of the corporate actions.  All share and per-share amounts included herein have been restated to reflect the 1 for 30 reverse stock split.

Results of Operations

For the year ended December 31, 2016, the Period from June 26, 2015 (date of inception) through December 31, 2015 and for the nine months ended September 30, 2017 and 2016.

NEWBRIDGE GLOBAL VENTURES, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS

		For the Period
		from Inception
	For the Year	(June 26, 2015)	For the Nine	For the Nine
	Ended	through	Months Ended	Months Ended
	December 31,	December 31,	September 30,	September 30,
	2016	2015	2017	2016
			(Unaudited)	(Unaudited)

Revenue	$ -	$ -	$ -	$ -

Operating Expenses:
Selling, general and administrative	1,397,442	64,765	864,547	747,035
Total Operating Expenses	1,397,442	64,765	864,547	747,035

Loss from Operations	(1,397,442)	(64,765)	(864,547)	(747,035)

Interest expense	-	-	(199,962)	-
Loss on debt settlement	-	-	(416,809)	-
Gain on derivative	-	-	40,972	-
Total Other Income (Expense)	-	-	(575,799)	-

Net loss from continuing operations	(1,397,442)	(64,765)	(1,440,346)	(747,035)
Discontinued operations
Gain on sale of subsidiary	-	-	9,866	-
Discontinued operations year-to-date	(2,641,163)	(307,631)	(1,938,134)	(1,594,978)
Net loss from discontinued operations	(2,641,163)	(307,631)	(1,928,268)	(1,594,978)

Net Loss	$ (4,038,605)	$ (372,396)	$ (3,368,614)	$ (2,342,013)

Net loss per common share - basic and diluted:
Continuing operations	(2.05)	(0.12)	(1.50)	(1.12)
Discontinued operations	(3.87)	(0.57)	(2.01)	(2.40)
Total	$ (5.92)	$ (0.69)	$ (3.51)	$ (3.52)

Weighted average common shares
outstanding - basic and diluted	682,517	538,888	959,244	665,208

Comprehensive Loss:
Net Loss	$ (4,038,605)	$ (372,396)	$ (3,368,614)	$ (2,342,013)

Other Comprehensive Income
Translation adjustments	5,848	(40,378)	34,530	39,650
Total Comprehensive Loss	$ (4,032,757)	$ (412,774)	$ (3,334,084)	$ (2,302,363)

Comparisons to Prior Periods

The Company was organized June 26, 2015 and therefore the periods ended December 31, 2015 and December 31, 2016 are not equal lengths of time.

Period ended December 31, 2015

Operating Expenses. Operating expenses were $64,765 for the period from June 26, 2015 (date of inception) through December 31, 2015.  Operating expenses consisted of selling, general and administrative expenses of $64,765 for the period from June 26, 2015 (date of inception) through December 31, 2015.  The selling, general and administrative expenses consisted mainly of salaries and professional fees.

Discontinued Operations. Discontinued operations were $307,631 for the period from June 26, 2015 (date of inception) through December 31, 2015, which included $650 in interest expense on the line-of-credit agreement.

Year ended December 31, 2016

Operating Expenses. Operating expenses were $1,397,442 for the year ended December 31, 2016.  Operating expenses consisted of selling, general and administrative expenses of $1,397,442.  Operating expenses consist mainly of employee salaries and benefits, stock based compensation and professional fees.

Discontinued Operations. Discontinued operations were $2,641,163 for the year ended December 31, 2016, which included $163 in interest expense on the line-of-credit agreement.

Period Ended September 30, 2016

Operating Expenses. Operating expenses were $747,035 for the nine months ended September 30, 2016.  Operating expenses consisted of selling, general and administrative expenses of $747,035.  Selling, general and administrative expenses consist mainly of employee salaries and benefits, stock based compensation and professional fees.

Discontinued Operations. Discontinued operations were $1,594,978 for the nine months ended September 30, 2016.

Period Ended September 30, 2017

Operating Expenses. Operating expenses were $864,547 for the nine months ended September 30, 2017.  Operating expenses consisted of selling, general and administrative expenses of $864,547.  Selling, general and administrative expenses consist mainly of employee salaries and benefits, stock based compensation and professional fees.

Other Income (Expense). Other income (expense) during the nine months ended September 30, 2017 consisted of interest expense of $199,962, loss on debt settlement of $416,809 and gain on derivative of $40,972.  The interest expense consisted mainly of amortization of debt discounts on convertible debt.

Discontinued Operations. Discontinued operations were $1,928,268 for the nine months ended September 30, 2017, which included a gain on sale of subsidiary of $9,866.

Revenue. The Company did not generate revenue during the nine months ended September 30, 2017.

Liquidity and Capital Resources

Period from June 26, 2015 (date of inception) through December 31, 2015

Since NABUFIT Denmark’s inception in June 2015, it has incurred significant net losses and negative cash flows from operations. During the period from June 26, 2015 (date of inception) through December 31, 2015, we had a net loss of $372,396, which consisted of operating expenses of $64,765 and a loss from discontinued operations of $307,631. At December 31, 2015, we had an accumulated deficit of $372,396.

At December 31, 2015, we had cash of $1,133,247 and had financed our operations principally through private placements of NABUFIT Denmark’s common stock. On October 8, 2015, we received net proceeds of approximately USD $1,795,000 (DKK 11.9 million) from the issuance of shares of NABUFIT Denmark’s common stock.

Year ended December 31, 2016

During the year ended December 31, 2016, the Company had a net loss of $4,038,605, which consisted of operating expenses of $1,397,442 and a loss from discontinued operations of $2,641,163.  At December 31, 2016, we had an accumulated deficit of $4,411,001.

At December 31, 2016, we had cash of $1,402,626. We have financed our operations principally through private placements of common stock. During 2016, we received net proceeds of $3,139,445 from the issuance of shares of NABUFIT Global, Inc.’s common stock.

We could potentially use our available financial resources sooner than we currently expect, and we may incur additional indebtedness to meet future financing needs. Adequate additional funding may not be available to us on acceptable terms or at all. In addition, although we anticipate being able to obtain additional financing through non-dilutive means, we may be unable to do so. Our failure to raise capital as and when needed could have significant negative consequences for our business, financial condition and results of operations. Our future capital requirements and the adequacy of available funds will depend on many factors, including those set forth in the section titled “Risk Factors.”

Period Ended September 30, 2016

During the nine months ended September 30, 2016, the Company had a net loss of $2,342,013.

Period Ended September 30, 2017

During the nine months ended September 30, 2017, the Company had a net loss of $3,368,614. At September 30, 2017, we had an accumulated deficit of $7,779,616 and cash of $31,594.  During the nine months ended September 30, 2017, the Company received proceeds of $1,154,792 from the issuance of convertible notes payable and equity.

Cash Flows

The following table summarizes our cash flows for the year ended December 31, 2016, the period from June 26, 2015 (date of inception) through December 31, 2015 and the three months ended September 30, 2017 and 2016:

		For the Period
		from Inception
	For the Year	(June 26, 2015)
	Ended	through	For the Nine Months Ended
	December 31,	December 31,	September 30,
	2016	2015	2017	2016
Cash used in operating activities	$ (2,876,044)	$ (378,508)	$ (2,531,792)	$ (2,190,990)
Cash used in investing activities	-	126,843	-	-
Cash provided by financing activities	3,139,445	1,398,133	1,154,792	1,433,726
Effect of exchange rate changes on cash	5,978	(13,221)	5,968	37,089
Net increase (decrease) in cash	$ 269,379	$ 1,133,247	$ (1,371,032)	$ (720,175)

Cash used in operations for the period from June 26, 2015 (date of inception) through December 31, 2015 was $378,508. We anticipate that we will incur significant additional development costs in order to execute our business plan.

Cash provided by investing activities was $126,843 for the period from June 26, 2015 (date of inception) through December 31, 2015, which consisted of cash acquired in acquisition.

Cash provided by financing activities was $1,398,133 for the period from June 26, 2015 (date of inception) through December 31, 2015, which consisted of cash proceeds from the issuance of stock of $1,775,383, less cash paid to acquire treasury stock of $377,250.

Cash used in operations for the year ended December 31, 2016 was $2,876,044.

Cash provided by financing activities was $3,139,445 for the year ended December 31, 2016, which consisted of cash proceeds from the issuance of stock.

Period Ended September 30, 2016

Cash used in operations for the nine months ended September 30, 2016 was $2,190,990.

Cash provided by financing activities was $1,433,726 for the nine months ended September 30, 2016, which consisted of cash proceeds from the issuance of equity.

Period Ended September 30, 2017

Cash used in operations for the nine months ended September 30, 2017 was $2,531,792.

Cash provided by financing activities was $1,154,792 for the nine months ended September 30, 2017, which consisted of cash proceeds from the issuance of convertible notes payable and equity.

Off Balance Sheet Arrangements

We do not maintain off-balance sheet arrangements nor do we participate in any non-exchange traded contracts requiring fair value accounting treatment.  The Company had no off-balance sheet financing arrangements as of September 30, 2017, December 31, 2016 and December 31, 2015.

Revenue Recognition

The Company recognizes revenue when persuasive evidence of an arrangement exists, performance of the service has occurred, the sales price charged is fixed or determinable, and collectability is reasonably assured.  Revenue is net of taxes and discounts and is recorded on an accrual basis. The Company has not recognized revenue through December 31, 2015 nor through December 31, 2016.  The Company recognized revenue during the nine months ended September 30, 2017 but it was reclassified as discontinued operations.

Accounting Estimates

The preparation of financial statements in accordance with accounting standards generally accepted in the United States requires management to make estimates and assumptions that affect both the recorded values of assets and liabilities at the date of the financial statements and the revenues recognized and expenses incurred during the reporting period. Our estimates and assumptions affect our recognition of income taxes, the carrying value of our long-lived assets and our provision for certain contingencies.  We evaluate the reasonableness of these estimates and assumptions continually based on a combination of historical information and other information that comes to our attention that may vary our outlook for the future. Actual results may differ from these estimates under different assumptions.

Critical Accounting Policies and Estimates

We believe that assumptions and estimates have the greatest potential impact on our financial statements. Therefore, we consider these to be our critical accounting policies and estimates. For further information on all of our significant accounting policies, see the notes to our financial statements.

Recently Issued and Adopted Accounting Pronouncements

We review new accounting standards to determine the expected financial impact, if any, that the adoption of each such standard will have. There are no recently issued accounting standards that we believe will have an impact on our financial statements

DESCRIPTION OF BUSINESS

Corporate History

Newbridge Global Ventures, Inc., a Delaware Corporation (the “Company”) was incorporated in May 1983 in the State of Colorado and re-incorporated in the State of Delaware in April 2008.  On November 30, 2015, we consummated the transaction evidenced by an Agreement and Plan of Share Exchange (the "Share Exchange Agreement") dated October 8, 2015 by and among the Company and NABUFIT Denmark, pursuant to which the Company acquired from the NABUFIT Denmark shareholders (“NABUFIT Shareholders”) all of the issued and outstanding equity interests of NABUFIT Denmark in exchange for 516,667 shares of the Company.  After the share exchange, the Company changed its name to NABUFIT Global, Inc, and the Company’s business plan was to design and market the NABUFIT virtual training and fitness products and services, a state-of-the-art online fitness portal.

On August 31, 2017 the Company entered into an Agreement on Transfer of Shares (“Transfer Agreement”) with NABUfit Finance ApS, a Danish company (“Buyer”) wherein the Company agreed to sell to Buyer and Buyer agreed to purchase from the Company all of the issued and outstanding shares owned by the Company in its three wholly owned subsidiaries, NABUFIT Global, ApS, a Danish company (“ApS”), NABUFIT IP ApS, a Danish Company (“IP”) and NABUFIT China Ltd. (“China,” and together with ApS and IP, the “Subsidiaries”).  The purchase price paid by Buyer for the Subsidiaries was DKK 250,000 (USD $40,000), plus possible additional consideration of up to DKK 350,000 ($55,000) in payments related to tax refunds due to the Subsidiaries in the fourth quarter of 2017.  Upon completion of the sale of the Subsidiaries, the Company had no further business operations related to the product or portal.  Effective December 12, 2017, the Company changed its name from NABUFIT Global, Inc. to Newbridge Global Ventures, Inc. and its symbol to “NBGV.”

Our Present Business

Our primary focus since September 1, 2017 has been the development of a consulting service for ancillary medical marijuana and cannabis businesses. Since 1996, cannabis, in some form, has been legalized by 29 states and the District of Columbia. Several additional states are considering legislation for legalization in the future.

We expect to earn revenue on a fee-based system, specifically, by charging consulting fees based upon services provided.  Services include management and strategy consulting, business operation services, business development and marketing services.

Currently we have agreements for consulting services with various ancillary cannabis businesses and are actively marketing our services through the personal efforts of our executive officers. We expect to use the proceeds of this offering to expand marketing, primarily by employing an unaffiliated marketing company, as well as by trade shows, print and internet advertising, and word-of-mouth.

We also plan to actively research and investigate acquisition candidates and plan to incorporate a robust acquisition strategy as part of our overall business model.  Ideal acquisition candidates will be ancillary cannabis businesses which are generating revenue and are positioned for significant growth.

As part of our due diligence of potential customers or acquisition targets with a marijuana-related business, we will conduct due diligence that includes: (i) verifying with the appropriate state authorities whether the business is duly licensed and registered; (ii) reviewing the license application (and related documentation) submitted by the business for obtaining a state license to operate its marijuana-related business; (iii) requesting from state licensing and enforcement authorities available information about the business and related parties; (iv) developing an understanding of the normal and expected activity for the business, including the types of products to be sold and the type of customers to be served (e.g., medical versus recreational customers); (v) ongoing monitoring of publicly available sources for adverse information about the business and related parties; (vi) ongoing monitoring for suspicious activity, including for any of the red flags described in this guidance; and (vii) refreshing information obtained as part of customer due diligence on a periodic basis and commensurate with the risk. With respect to information regarding state licensure obtained in connection with such customer due diligence, we may reasonably rely on the accuracy of information provided by state licensing authorities, where states make such information available.

We will also consider whether a marijuana-related business implicates one of the Cole Memo priorities or violates state law. This is a particularly important factor for us to consider when assessing the risk of providing services to a marijuana-related business. Considering this factor also enables us to provide information in BSA reports pertinent to law enforcement’s priorities. Any financial institution that decides to provide financial services to a marijuana-related business would be required to file suspicious activity reports (“SARs”) as described below.

The Company also works with public officials and government agencies to provide education and expand the acceptance of medicinal cannabis, and the adoption of a legal framework where maximum market expansion is possible.

Competition

There are many businesses which provide consulting and other ancillary services to businesses within the medical cannabis industry. There can be no assurance that other parties will not seek to emulate our business methods and practices. Many of those companies can be expected to have greater financial and management expertise than the Company. If such competitors arise, it could have a serious adverse effect on the Company.

Revenue Generation

We intend to generate revenue from consulting services and through our investment in one or more complimentary operating businesses.

Operations

Our company is headquartered in UTAH, where our executive, administrative and operational management are based.

Our Market

Our target consulting market is intentionally broad and it includes any business which provides ancillary services to the legal medical cannabis industry, including education, consulting, lab equipment, software and technology companies.

Intellectual Property

We do not have any proprietary technology, know-how or intellectual property.

Dependence on Key Customers

Based on our business plan and anticipated future activities as described herein, we have significant customer concentration with our three current clients.  However, we anticipate in the future to have numerous clients and customers and therefore do not expect to be dependent on any key customers.

Federal Regulation and Our Business

Cannabis is currently a Schedule I controlled substance and is therefore illegal under federal law. Even in those states in which the use of cannabis has been legalized, its use, possession, or cultivation remains a violation of federal laws. A Schedule I controlled substance is defined as one that has no currently accepted medical use in the United States, a lack of safety for use under medical supervision and a high potential for abuse. The U.S. Department of Justice (the “DOJ”) defines Schedule I controlled substances as “the most dangerous drugs of all the drug schedules with potentially severe psychological or physical dependence.” If the federal government decides to enforce the Controlled Substances Act with respect to cannabis, persons that are charged with distributing, possessing with intent to distribute, or growing cannabis could be subject to fines and terms of imprisonment, the maximum being life imprisonment and a $50 million fine.

As of the date of this memorandum, 42 states and the District of Columbia allow their residents to use some form of cannabis. The state laws are in conflict with the federal Controlled Substances Act (the “CSA”), which makes cannabis use and possession illegal on a national level. The Obama administration stated that it is not an efficient use of resources to direct law federal law enforcement agencies to prosecute those lawfully abiding by state-designated laws allowing the use and distribution of medical cannabis. However, recent statements by the Trump administration, in particular by Attorney General Jeff Sessions, indicate that this policy may be under review. In March 2015, legislation was introduced in the U.S. Senate proposing to change federal law such that states could regulate medical use of cannabis without risk of prosecution. A key component of the proposed Compassionate Access, Research Expansion, and Respect States Act (the “CARERS Act”) is to reclassify cannabis under the Controlled Substances Act to Schedule II, thereby changing the plant from a federally-criminalized substance to one that has recognized medical uses. There is no guarantee that the administration will not change its stated policy regarding the low-priority enforcement of federal laws. Additionally, any new administration could change this policy and decide to enforce the federal laws strongly. Any such change in the federal government’s enforcement of current federal laws could cause significant financial damage to us. While we do not intend to harvest, distribute or sell cannabis, we may be irreparably harmed by a change in enforcement by the federal government

The Company does not grow or distribute cannabis. However, our providing of services to state-approved cannabis cultivators and dispensary facilities could be deemed to be aiding and abetting illegal activities, a violation of federal law. We intend to remain within the guidelines outlined in the Cole Memo (see “The Cole Memo”), however, we cannot provide assurance that the Company is in full compliance with the Cole Memo or any other federal laws or regulations.

Section 537 of the Consolidated Appropriations Act for the fiscal year ended September 30, 2017 prohibits the expenditure by the Department of Justice of any funds to prevent the implementation of medical marijuana laws by any state or the District of Columbia or Puerto Rico. In United States v McIntosh, the 9th Circuit Court of Appeals held that the operators and growers had standing to challenge federal indictments for violations of the Controlled Substances Act. It is unknown whether future appropriations acts will include similar provisions or whether other circuits will follow the lead of the 9th Circuit.

 DOJ Deputy Attorney General James M. Cole issued a memorandum (the “Cole Memo”) to all United States Attorneys providing updated guidance to federal prosecutors concerning cannabis enforcement under the CSA. The Cole Memo guidance applies to all of DOJ’s federal enforcement activity, including civil enforcement and criminal investigations and prosecutions, concerning cannabis in all states.

The Cole Memo reiterates Congress’s determination that cannabis is a dangerous drug and that the illegal distribution and sale of cannabis is a serious crime that provides a significant source of revenue to large-scale criminal enterprises, gangs, and cartels. The Cole Memo notes that DOJ is committed to enforcement of the CSA consistent with those determinations. It also notes that DOJ is committed to using its investigative and prosecutorial resources to address the most significant threats in the most effective, consistent, and rational way. In furtherance of those objectives, the Cole Memo provides guidance to DOJ attorneys and law enforcement to focus their enforcement resources on persons or organizations whose conduct interferes with any one or more of the following important priorities (the “Enforcement Priorities”): (a) preventing distribution of cannabis to minors; (b) preventing revenue from cannabis from going to gangs, cartels and other illegal participants; (c) preventing the diversion of cannabis from states where it is legal to states where it is illegal; (d) preventing state-authorized cannabis activity from being a cover or pretext for the trafficking of other illegal drugs; (e) preventing violence and the use of firearms in the cultivation and distribution of cannabis; (f) preventing drugged driving and the exacerbation of other adverse public health consequences associated with cannabis use; and (g) preventing the growing of cannabis on public lands and its use or possession on Federal property.

The DOJ may issue in the future supplemental guidance directing that prosecutors also consider the Enforcement Priorities with respect to federal money laundering, unlicensed money transmitter, and BSA offenses predicated on cannabis-related violations of the CSA.

Employees

We currently operate with 2 full time employees and 2 part time employees. We also engage consultants on an as-needed-basis to provide specific expertise and other business functions including marketing and accounting. None of our employees or consultants are currently covered by a collective bargaining agreement. We have had no labor-related work stoppages and we believe our relations with our employees and consultants are excellent.

Seasonality of Business

There is no seasonality with respect to our business or major fluctuations in monthly demand.

Environmental Matters

Although we are not directly subject to such laws, our customers are subject to various laws and governmental regulations concerning environmental matters and employee safety and health in the United States and other countries. U.S. federal environmental legislation that affects us includes the Toxic Substances Control Act, the Resource Conservation and Recovery Act, the Clean Air Act, the Clean Water Act, the Safe Drinking Water Act and the Comprehensive Environmental Response Compensation and Liability Act (CERCLA). We may also be subject to regulation by the Occupational Safety and Health Administration (OSHA) concerning employee safety and health matters. The United States Environmental Protection Agency (EPA), OSHA, and other federal agencies have the authority to promulgate regulations that have an effect on the Company’s operations. As of the date of this Memorandum, we did not have any accrued liabilities related to environmental matters.

Legal Proceedings

We know of no material pending legal proceedings to which our company or any of our subsidiaries is a party or of which any of our assets or properties, or the assets or properties of any of our subsidiaries, is the subject. In addition, we do not know of any such proceedings contemplated by any governmental authorities.

We know of no material proceedings in which any of our directors, officers or affiliates, or any registered or beneficial stockholder is a party adverse to our company or any of our subsidiaries or has a material interest adverse to our company or any of our subsidiaries.

MARKET FOR OUR COMMON STOCK

Our Common Stock is currently quoted on OTCQB under the symbol “NBGV,” however it is not listed on any stock exchange, and there is currently limited trading in our securities.

DIRECTORS AND EXECUTIVE OFFICERS

All directors of our company hold office until the next annual meeting of our stockholders or until their successors have been elected and qualified, or until their death, resignation or removal. The executive officers of our company are appointed by our board of directors and hold office until their death, resignation or removal from office.

The following table sets forth certain information for the proposed incoming directors and incoming officers after the forthcoming change in officers and directors.

Name	Age	Position	Term of Office

Brian Mertz	41	Director	One year

Ole Sigetty	58	Director, Secretary	One year

Ben Esque	41	Director	One year

Mark Mersman	50	Director, Chief Executive Officer	N/A

Scott Cox	45	Director, President	NA

Robert K. Bench	68	Chief Financial Officer	N/A

The Board of Directors is comprised of only one class. All of the directors serve for a term of one year and until their successors are elected at the Company’s annual shareholders’ meeting and are qualified, subject to removal by the Company’s shareholders. Each executive officer serves, at the pleasure of the Board of Directors, for a term of one year and until his successor is elected at a meeting of the Board of Directors and is qualified.

Our Board of Directors believes that its members encompass a range of talent, skill, and experience sufficient to provide sound and prudent guidance with respect to our operations and interests. The information below with respect to our Directors and Officer includes each director’s and officer’s experience, qualifications, attributes, and skills that led our Board of Directors to the conclusion that he or she should serve as a director and/or executive officer.

Business Experience

The following is a brief account of the education and business experience of directors and executive officers during at least the past five years, indicating their principal occupation during the period, and the name and principal business of the organization by which they were employed:

Brian Mertz, Director

Mr. Mertz has over twenty years of experience working with start-up enterprises where he has served on management teams, boards of directors and in executive level management positions.  Mr. Mertz has special qualifications within international negotiations, management, merger & acquisitions, public offerings, sales, business development and business-to-business marketing. Mr. Mertz served as Chief Operations Officer of the Nasdaq listed IT-security company EuroTrust in the period of 2001 to 2004, where he worked with the company’s largest shareholder, VeriSign (now Symantec).  Mr. Mertz was the co-founder and Chief Executive Officer of Guava A/S, a Danish online marketing company listed on the Danish Stock Exchange from the period 2004 to 2009 and Chief Executive Officer of the Norwegian listed entertainment company Gaming Innovation Group Inc. during the period 2012 to 2014. Mr Mertz is educated with a BA in Organization and Marketing from Niels Brock Business College in Copenhagen, Denmark.

Ole Sigetty, Director, Secretary

Mr. Sigetty is an experienced professional with more than 30 years as an attorney-at-law in Denmark.  Mr. Sigetty is admitted to the Supreme Court of Denmark where he appears regularly. Mr. Sigetty is a senior partner of the Law Firm Németh & Sigetty A/S, Copenhagen, Denmark. During his professional work, Mr. Sigetty, has practiced business law and litigation with a focus on M&A transactions, contract law, and public listings. Mr. Sigetty has served on several boards as both director chairman including the position of chairman of the board of Guava A/S, a Danish online marketing company listed on the Danish Stock Exchange in the period 2004-2009, director and chairman of the board Norwegian listed entertainment company, Gaming Innovation Group Inc., in the period 2012-

2013, director and chairman of the board of International Food Science Center A/S and director of MMC Optical A/S, director of Seven Seas Clothing Co. A/S.  Mr. Sigetty holds a Master of Arts in Journalism and Public Affairs from the American University in Washington D.C.

Ben Esque, Director

Mr. Esque is serial entrepreneur with a breadth of experience in the health care industry with a focus in the medical device and diagnostic arena. He has been involved in multiple startups and has a distinct experience in business development, product distribution licensing, and sales and marketing strategy. Mr. Esque has held multiple positions within the pharmaceutical, medical device, and biotechnology diagnostic industries.  Since 2014, he has served in key account management positions for Abiomed (ABMD), an S&P 400 medical device implant company. Previously, Mr. Esque was responsible for various strategic and training initiatives with Edwards Lifesciences (EW) pertaining to the US commercial launch of Transcatheter Heart Valves. Prior to that he led the global training and development for a division Johnson & Johnson and was a regional sales manager with KOS Pharmaceuticals, which was acquired by Abbot Laboratories for $4.1b. Mr. Esque holds a degree in business administration with a concentration in marketing from the University of California.

Mark Mersman, Chief Executive Officer

Mr. Mersman currently serves as a consultant to three ancillary cannabis companies. Mark has also been providing consulting services for two cannabis focused investment funds since 2016.  In early 2017 Mark worked with David Nagel, Esq. of Feldmann Nagel, LLC, a prominent cannabis law firm, to lobby for the passage of Colorado S.B. 25. The bill was passed and a portion of the Colorado Marijuana Tax Cash Fund was appropriated to education for the CO public school system. Previously, Mr. Mersman co-founded and served as President of Unity Resources, LLC and Legacy Income Properties, LLC. Mr. Mersman had been leading a team in evaluating and investing in minerals and royalties for families and institutions.  Mr. Mersman has formed and has managed over 10 private investment funds, altogether encompassing over $10 million and in excess of 100 mineral and royalty acquisitions and divestitures. Mr. Mersman was founder and President of Mersman Capital Management, Inc., a private wealth advisory firm formed in September 2007 that provided portfolio management for a small group of high net worth individuals. Mersman Capital Management’s portfolio was sold and transitioned to another advisory firm in December of 2015. Prior to forming Mersman Capital Management, Mr. Mersman served as Regional Vice President for Fisher Investments from April 2000 to September 2007, where he managed a combined client portfolio of representing over $200 million. Mr. Mersman has previously held FINRA licenses 7, 63, and 65, and held the designation of Chartered Retirement Planning Counselor. Mr. Mersman is a graduate with a B.B.A. in Marketing and Finance from the University of Arkansas

Scott Cox, Director, President

Mr. Cox has over 20 years of experience in the management and operations of public and private companies. Since October 2015, Mr. Cox has served as a Principal in Basin Capital, Inc., a private family office focused on the acquisition and divestiture of oil and gas minerals and royalties and various entrepreneurial ventures. Prior to Basin Capital, from July 2013 to October 2015, Mr. Cox served as Vice President of Land for Breitling Energy Corporation (OTC: BECC) where he was instrumental in acquiring over $20 million in producing and non-producing oil and gas properties. Prior to that he served as Director of Operations for Frontier Oilfield Services, Inc (OTC: FOSI) from September 2012 where he helped lead a public company acquisition and roll-up of 2 privately owned oilfield service companies. Mr. Cox attended Eastern New Mexico University where he studied Business Administration.

Robert K. Bench, Chief Financial Officer

Robert K. Bench has served as our Chief Financial Officer since October 2007 and as a member of our Board of Directors from December 2007 until 2014.  Mr. Bench was a founder and since April 1999 has been a managing member of BayHill Group LC, a consulting group focused on assisting microcap companies (“BayHill Group”). From January 2005 until April 2007, he also served as the Chief Financial Officer of Innuity, Inc. (INNU), software as a service company that delivers applications for small business. From November 2000 until August 2004, he also served as Chief Financial Officer of The SCO Group (SCOX), a developer and marketer of software applications and operating systems. Mr. Bench is a certified public accountant and holds a bachelor degree in accounting from Utah State University.

Terms of Office

The Company’s directors were appointed on October 18, 2017, to serve a one-year term and to hold office until the next annual general meeting of the Company’s shareholders or until removed from office in accordance with the Company’s Bylaws (“Bylaws”) and the provisions of the Delaware General Corporation Law. The Company’s directors hold office after the expiration of his or her term until his or her successor is elected and qualified, or until he or she resigns or are removed in accordance with the Company’s Bylaws and the provisions of the Delaware General Corporation Law.

The Company’s officers will hold office until removed by the Board of Directors in accordance with the Company’s Bylaws and the provisions of the Delaware General Corporation Law.

Director Independence

Our board of directors currently consists of five members. We are not currently subject to listing requirements of any national securities exchange that has requirements that a majority of the board of directors be “independent.” Nevertheless, our board of directors has determined that all of our directors qualify as “independent” directors in accordance with listing requirements.  In making these determinations, our board of directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities and relationships as they may relate to us and our management. There are no family relationships among any of our directors or executive officers.

Except as discussed above, to our knowledge, there have been no events under any bankruptcy act, criminal proceedings and no federal or state judicial or administrative orders, judgments, decrees or findings, no violations of any federal or state securities laws, and no violation of any federal commodities law material to the evaluation of the ability and integrity of any director (existing or proposed), executive officer (existing or proposed), promoter or control person of the Company during the past 10 years.

To our knowledge, there are no material proceedings to which any director (existing or proposed), officer (existing or proposed), affiliate of the Company, any holder of 5% or more of our currently outstanding common stock, any associate of any such director or officer, or any affiliate of such security holder that is adverse to us or has a material interest adverse to us. There are no family relationships among any of the officers and directors.

Meetings and Committees of the Board

Our Board of Directors has standing Audit Committee. To date, our Board of Directors has not established a Compensation, Nominating or Governance Committee, in part because our Board of Directors believes that, at this stage of our development, all of our directors should be actively involved in the matters which would be addressed by such a committee. We may, in the future, establish a Compensation, Nominating or Governance Committee. We believe each of the directors serving on our Audit Committee is an independent director pursuant to NASD Rule 4200(a) (15).

Family Relationships

There are no family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Nominations to the Board of Directors

Our directors take a critical role in guiding our strategic direction and oversee the management of the Company. Board of Director candidates are considered based upon various criteria, such as their broad-based business and professional skills and experiences, a global business and social perspective, concern for the long-term interests of the shareholders, diversity, and personal integrity and judgment. While we seek a diversity of experience, viewpoints and backgrounds on the Board, we have not established a formal policy regarding diversity in identifying directors.

 Leadership Structure and Role on Risk Oversight

Risk assessment and oversight are an integral part of our governance and management processes. Our board of directors encourages management to promote a culture that incorporates risk management into our corporate strategy and day-to-day business operations. Management discusses strategic and operational risks at regular management meetings and conducts specific strategic planning and review sessions during the year that include a focused discussion and analysis of the risks facing us. Throughout the year, senior management reviews these risks with the board of directors at regular board meetings as part of management presentations that focus on particular business functions, operations or strategies, and presents the steps taken by management to mitigate or eliminate such risks.

Our board of directors does not have a standing risk management committee, but rather administers this oversight function directly through our board of directors as a whole, as well as through various standing committees of our board of directors that address risks inherent in their respective areas of oversight. In particular, our board of directors is responsible for monitoring and assessing strategic risk exposure, and our audit committee is responsible for overseeing our major financial risk exposures and the steps our management has taken to monitor and control these exposures. The audit committee also monitors compliance with legal and regulatory requirements. Our nominating and governance committee monitors the effectiveness of our corporate governance guidelines and considers and approves or disapproves any related-person transactions. Our compensation committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking.

Mr. Robert Bench serves as the Company’s Chief Financial Officer. Mr. Mark Mersman serves as the Company’s Chief Executive Officer and as a director.  We determined this leadership structure was appropriate for the Company due to our small size and limited operations and resources. The directors evaluate the Company’s leadership structure and modify such structure as appropriate based on the size, resources, and operations of the Company.  Our Board of Directors are exclusively involved in the general oversight of risks that could affect our Company.

Code of Ethics

We have adopted a formal code of ethics within the meaning of Item 406 of Regulation S-K promulgated under the Securities Act that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions that establishes, among other things, procedures for handling actual or apparent conflicts of interest.

We have found that the fiduciary duties placed on individual directors by our governing corporate legislation and the common law and the restrictions placed by applicable corporate legislation on an individual director’s participation in decisions of our board of directors in which the director has an interest have been sufficient to ensure that our board of directors operates in the best interests of our company.

Nomination of Directors

As of September 30, 2017, we had not effected any material changes to the procedures by which our stockholders may recommend nominees to our board of directors. Our board of directors does not have a policy with regards to the consideration of any director candidates recommended by our stockholders. Our board of directors has determined that it is in the best position to evaluate our company’s requirements as well as the qualifications of each candidate when our board considers a nominee for a position on our board of directors. If stockholders wish to recommend candidates directly to our board, they may do so by sending communications to the president of our Company at the address of our executive offices.

Involvement in Certain Legal Proceedings

None of our directors and executive officers has been involved in any of the following events during the past ten years:

(a)

any petition under the federal bankruptcy laws or any state insolvency laws, filed by or against, or an appointment of a receiver, fiscal agent or similar officer by a court for the business or property of such person, or any partnership in which such person was a general partner at or within two years before the time of such filing, or any corporation or business association of which such person was an executive officer at or within two years before the time of such filing;

(b)	any conviction in a criminal proceeding or being subject to a pending criminal proceeding (excluding traffic violations and other minor offences);
(c)

being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining such person from, or otherwise limiting, the following activities: (i) acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; engaging in any type of business practice; or (iii) engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of federal or state securities laws or federal commodities laws;

(d)

being the subject of any order, judgment or decree, not subsequently reversed, suspended or vacated, of any federal or state authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any activity described in paragraph (c)(i) above, or to be associated with persons engaged in any such activity;

(e)

being found by a court of competent jurisdiction (in a civil action), the Securities and Exchange Commission to have violated a federal or state securities or commodities law, and the judgment in such civil action or finding by the Securities and Exchange Commission has not been reversed, suspended, or vacated;

(f)

being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;

(g)

being the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: (i) any federal or state securities or commodities law or regulation; or (ii) any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or (iii) any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

(h)

being the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires our officers and directors and persons who own more than 10% of the outstanding Shares to file reports of ownership and changes in ownership concerning their Shares with the SEC and to furnish us with copies of all Section 16(a) forms they file. We are required to disclose delinquent filings of reports by such persons.

Based solely on the copies of such reports and amendments thereto received by us, or written representations that no filings were required, we believe that all Section 16(a) filing requirements applicable to our executive officers and directors and 10% stockholders were met for the year ended December 31, 2016.

Board Compensation

The following table sets forth information for the years ended December 31, 2015 and December 31, 2016, regarding the compensation awarded to, earned by or paid to NABUFIT Denmark’s non-employee directors.  Compensation for those directors that also are part of the Company’s management team is set forth in the section entitled “Executive Compensation” below.

Name	Year	Fees Earned or Paid in Cash($)	Option Awards ($)(1)	Stock Awards ($)	Total($)
Mads H. Frederiksen*	2016	$ -	$ -	$15,000	$15,000
	2015	-	-	-	-
Soren Jonassen*	2016	-	-	10,000	10,000
	2015	-	-	120,000	120,000
Ole Sigetty	2016	-	-	10,000	10,000
	2015	-	-	120,000	120,000
Morten Krarup*	2016	-	-	10,000	10,000
	2015	-	-	-	-
Morton Albaek*	2016	-	-	10,000	10,000
	2015	-	-	-	-
Brian Mertz*	2016	-	-	230,002	230,002
	2015	-	-	120,000	120,000

(1) There were no Option Awards during the years ended December 31, 2016 or 2015.

* Former officer or director.

In August 2016, the Board of Directors approved stock compensation for the period July 1, 2016 to June 30, 2017.  Each of the four board members will receive 21,739 shares of common stock, the chairman will receive 32,608 shares of common stock and the secretary will receive 8,152 shares of common stock.  The shares will be issued during 2017, prior to the end of the contract period.

In August 2016, the Board of Directors approved stock payments for services to Directors Soren Jonassen (31,000 shares) and Ole Sigetty (64,130 shares) for professional services from July 1, 2016 to June 30, 2017.  The shares were issued during the period ended September 30, 2017.

In September 2015, Directors Soren Jonassen and Ole Sigetty and former Director Brian Palm Svaneeng Mertz each received 30,000 shares of common stock. These shares were recorded for book purposes at the market price at the time of the award of $4.00 per share for total compensation of $360,000.

Compensation

Our board of directors is responsible for determining compensation for the directors of our Company to ensure it reflects the responsibilities and risks of being a director of a public company.

EXECUTIVE COMPENSATION

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named person for services rendered in all capacities during the six month ending December 31, 2015 and the year ended December 31, 2016.  No other executive officers received total annual compensation in excess of $100,000.

Person	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- equity Incentive Comp ($)	All Other Comp. ($)	Total ($)
Morten Krarup (1)	2015	$ 10,960						$ 10,960
	2016	$ 123,700						$123,700
Ulrik Moll (2)	2015	$ 46,716						$ 46,716
	2016	$ 117,735						$ 117,735
Robert K. Bench (3)	2015	$ 80,000						$ 80,000
	2016	$ 90,500						$ 90,500
Brian Mertz (4)	2016	$ 40,500		$230,002				$ 270,502

(1)Mr. Krarup was appointed as the Company’s Chief Business Development Officer on July 1, 2015 and served in such role until September 2017.

(2)Mr. Moll served as the Company’s Chief Executive Officer from June 26, 2015 to July 6, 2016.

(3)Mr. Bench has served as the Company’s Chief Financial Officer since November 30, 2008.

(4)Mr. Mertz has served as the Company’s Chief Executive Officer since July 6, 2016 and served in such role until September 2017.

Employment Contracts

The Company entered into a six-month employment agreement with Brian Mertz, effective July 1, 2016 to December 31, 2016.  The agreement called for the issuance of 41,667 shares of common stock per month (250,002 total), which were issued and fully expensed during 2016.

During November 2016, the Board of Directors approved stock payments of 6,000 shares of common stock to each of ten employees.  The shares were issued December 14, 2016.

During August 2016, the Company entered into an agreement with Peter Holvad, effective September 1, 2016 to February 17, 2017.  The agreement called for the issuance of 15,000 shares of common stock.  The shares were issued December 14, 2016, and the stock compensation is being recognized ratably over the contract period.

During November 2016, the Board of Directors approved a stock payment of 10,679 shares of common stock to Helle Wittrup based on a consulting agreement.

As of December 31 2016 and 2015, there were no outstanding options of the Company.

In October 2017, the Company entered into employment agreements with Mark Mersman and Scott Cox.  The agreements called for the initial issuance of 100,000 shares to each of them and up to an additional 3,367,085 shares and options total based upon the meeting of certain milestones.  The 100,000 shares to each of Mr. Mersman and Mr. Cox were issued on December 14, 2017.

Retirement or Similar Benefit Plans

There are no arrangements or plans in which we provide retirement or similar benefits for our directors or executive officers.

Resignation, Retirement, Other Termination, or Change in Control Arrangements

We have no contract, agreement, plan or arrangement, whether written or unwritten, that provides for payments to our directors or executive officers at, following, or in connection with the resignation, retirement or other termination of our directors or executive officers, or a change in control of our company or a change in our directors’ or executive officers’ responsibilities following a change in control.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than as disclosed below, there has been no transaction, since January 1, 2017, or currently proposed transaction, in which our Company was or is to be a participant and the amount involved exceeds $5,000, being the lesser of $120,000 or one percent of our total assets at December 31, 2016, and in which any of the following persons had or will have a direct or indirect material interest:

(a)	any director or executive officer of our company;

(b)	any person who beneficially owns, directly or indirectly, more than 5% of any class of our voting securities;

(c)

any person who acquired control of our company when it was a shell company or any person that is part of a group, consisting of two or more persons that agreed to act together for the purpose of acquiring, holding, voting or disposing of our common stock, that acquired control of our company when it was a shell company; and

(d)	any member of the immediate family (including spouse, parents, children, siblings and in- laws) of any of the foregoing persons.

On May 18, 2017, the Company entered into an Equity Purchase Agreement dated May 9, 2017 (“First Purchase Agreement”) with Kodiak Capital Group, LLC (“Kodiak”), whereby Kodiak agreed to purchase up to 10,000,000 shares of its common stock, par value $0.0001 per share at a price of $0.10 per shares (the resulting in an aggregate gross proceeds to the Company of up to $1,000,000.  In addition, the Company extended a convertible promissory note in the amount of $50,000.  On September 29, 2017, this First Purchase Agreement was terminated and the Company issued to Kodiak 161,290 shares of its common stock in full settlement of those obligations.

On or about September 26, 2017, the Company entered into Subscription Agreements (“Subscription Agreements”) with Zat Invest, Hans Kjaer Holding and Brian Mertz for the purchase of 666,632 shares of restricted common stock at a per share price of $0.31 per share for a total consideration of US $201,280.  The purchase of the shares was consummated on or about October 5, 2017.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth the number of shares of our common stock beneficially owned by the following persons or groups as of December 28, 2017 (i) each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock, (ii) each of our executive officers and directors and (iii) all of our executive officers and directors as a group.  Beneficial ownership is determined in accordance with Rule 13d-3 under the Exchange Act. In determining the percentages, the following table assumes 3,709,200 shares of our common stock are issued and outstanding.

Name and Address	Amount and Nature of Beneficial Ownership (1)		Percent of Class of Common Stock
Brian Mertz, Director	336,576	(2)	9.07%
626 East 1820 North
Orem, Utah 84097

Mark Mersman, Director & Chief Executive Officer	100,000		2.70%
626 East 1820 North
Orem, Utah 84097

Scott Cox, Director and President	100,000		2.70%
626 East 1820 North
Orem, Utah 84097

Robert Bench, Chief Executive Officer	983	(3)	0.03%
626 East 1820 North
Orem, Utah 84097

Ben Esque, Director	0		0.00%
626 East 1820 North
Orem, Utah 84097

Ole Sigetty, Director	19,676	(4)	0.53%
Frederiksgade 21
DK-1265 Copenhagen K

MEMP ApS	1,233,499		33.26%
626 East 1820 North
Orem, Utah 84097

Hans Kjaer Holdings	316,624		8.54%
626 East 1820 North
Orem, Utah 84097

Zat Invest ApS	268,800		7.25%
626 East 1820 North
Orem, Utah 84097

All current executive officers and
directors as a group (4 persons)	657,235		17.72%

(1)	Except as indicated below, each person has sole and voting and/or investment power over the shares listed, subject to applicable community property laws. There are no options granted or outstanding.
(2)

 Includes 9.365 shares owned by World Wide Investment Fund, 21,466 shares owned by Stratega ApS, and 5,500 shares owned by GrowthCom ApS which may be deemed to be beneficially owned by Mr. Mertz who is a control person in each company.

(3)	Includes 298 shares owned by Vector Capital, LLC, which may be deemed to be beneficially owned by Mr. Bench who is the managing member of Vector Capital LLC.
(4)	Includes 2,222, shares owned by FFP ApS, an entity controlled by Mr. Sigetty.

Changes in Control

We are unaware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our company.

SELLING STOCKHOLDERS

This prospectus relates to the resale of up to 2,822,652 shares of our common stock by the Selling Stockholders and the possible resale by Kodiak, including 2,000,000 shares of common stock that may be issued to Kodiak pursuant to the Purchase Agreement. We are filing the registration statement, of which this prospectus forms a part, pursuant to the provisions of the agreements executed in connection with Kodiak’s agreement to purchase the shares.

Pursuant to the Registration Rights Agreement, which we entered into with Kodiak dated December 1, 2017 concurrently with our execution of the Purchase Agreement, we agreed to provide certain registration rights with respect to sales by Kodiak of the shares of our common stock that may be issued to Kodiak under the Purchase Agreement.

Kodiak, may, from time to time, offer and sell pursuant to this prospectus any or all of the shares that we have sold or may sell to them. Kodiak may sell some, all or none of their shares. We do not know how long Kodiak will hold the shares before selling them, and we currently have no agreements, arrangements or understandings with Kodiak regarding the sale of any of the shares.

The following table presents information regarding the Selling Stockholders and Kodiak and the shares that they may offer and sell from time to time under this prospectus. The table is prepared based on information supplied to us by the Selling Stockholders and Kodiak, and reflects their holdings as of October 11, 2017. Except as described herein, neither none of the Selling Stockholders, Kodiak nor any of their respective affiliates has held a position or office, or had any other material relationship, with us or any of our predecessors or affiliates. References to any Selling Stockholders or Kodiak in this prospectus includes such persons and any of their respective donees, pledgees, transferees or other successors in interest selling shares received after the date of this prospectus from such persons as a gift, pledge or other non-sale related transfer. Beneficial ownership is determined in accordance with Rule 13d-3(d) promulgated by the SEC under the Exchange Act. The percentage of shares beneficially owned prior to the offering is based on 3,709,200 shares of our common stock actually outstanding as of December 28, 2017.

Selling Stockholder Table

Name(1)	Securities Beneficially Owned Prior to Offering	Securities Being Offered	Securities Beneficially Owned After Offering (2)	% Beneficial Ownership After Offering(3)
Brian Mertz (4)(5)	8,333	8,333	0	0%
Mikael Nygaard (4)	200	200	0	0%
Glenn Vestergaard(4)	200	200	0	0%
Martin H. Clausen(4)	200	200	0	0%
Ole Dormann(4)	200	200	0	0%
Kenneth S. Jakobsen (4)	200	200	0	0%
Line D. Hansen(4)	200	200	0	0%
Peter Holvad(4)	200	200	0	0%
Rafal Jakubowski (4)	200	200	0	0%
Bernadino B. Coque (4)	200	200	0	0%
Stefan Dall (4)	200	200	0	0%
LF Investments ApS (6)	71,667	71,667	0	0%
Hans Kjaer Holding A/S (6)	47,824	47,824	0	0%
Mikkel Kessler (7)	9,669	9,669	0	0%
Mads Wissing(7)	9,669	9,669	0	0%
Chunmeilin Holdings (7)	4,834	4,834	0	0%
Jan Bech Andersen(7)(8)	24,172	24,172	0	0%
Bernardino B. Coque (9)	186	186	0	0%
Brent Ostergaard(9)	4,769	4,769	0	0%
LF Investments(9)	23,844	23,844	0	0%
Brian Mertz(4)(9)	2,384	2,384	0	0%
Memp ApS(9)	19,167	19,167	0	0%
Stig Jensen(9)	4,769	4,769	0	0%
Rune Egholm E426 ApS(9)	477	477	0	0%
Kaj Pedersen(9)	477	477	0	0%

Hugo Svaneeng Holding ApS (9)	4,769	4,769	0	0%
Buhlras ApS(9)	2,400	2,400	0	0%
Jan Bech (8)(9)	23,844	23,844	0	0%
Nicholas Almskov(9)	473	473	0	0%
Fre-Ka ApS(9)	2,867	2,867	0	0%
P.E. Holding Holbaek ApS(9)	4,667	4,667	0	0%
Mad Frederiksen (4)	1,087	1,087	0	0%
Morten Krarup (4)	725	725	0	0%
Morten Nedgaard Albaek (4)	725	725	0	0%
Ole Sigetty (4)	725	725	0	0%
Soren Jonassen (4)	725	725	0	0%
Nicolai Grue Nymark (4)	725	725	0	0%
Ole Sigetty (4)	2,138	2,138	0	0%
Soren Jonassen (4)	1,034	1,034	0	0%
Mads Frederiksen (4)	8,197	8,197	0	0%
Kodiak Capital Group, LLC (10)(14)(15)	161,290	161,290	0	0%
Mads Frederiksen (4)	8,197	8,197	0	0%
Voluntas Advisory (4)	12,295	12,295	0	0%
Anette Norgaard (4)	4,781	4,781	0	0%
Kristoffer Ewald (4)	4,781	4,781	0	0%
Allan J. Vestergaard (4)	24,590	24,590	0	0%
Jorgen Buhl Rasmussen (4)	8,197	8,197	0	0%
Ole Sigetty (4)	8,197	8,197	0	0%
Brian Palm Svaneeng Mertz (5)	154,161	154,161	0	0%
Voluntas Advisory (4)	29,500	29,500	0	0%
MEMP ApS (10)	1,214,333	1,214,333	0	0%
Jon Martin Tate (4)	32,258	32,258	0	0%
Brian Palm Svaneeng Mertz (11)	129,032	129,032	0	0%

Zat Invest (11)	268,800	268,800	0	0%
Hans Kjaer Holding (11)	268,800	268,800	0	0%
Jorn P. Jensen (10)	4,098	4,098	0	0%
Scott A Cox (4)(12)	100,000	100,000	0	0%
Mark Mersman (4)(13)	100,000	100,000	0	0%
Kodiak Capital Group, LLC (14)(15)	2,000,000	2,000,000	0	0%

(1)The address of the security holder is the Company’s address

(2)Assumes that all of the shares offered hereby are resold and that shares owned before the offering but not offered hereby are not sold

(3)Based on 3,709,200 shares of our common stock as of December 28, 2017.  Although we may at our discretion elect to sell and issue to Kodiak up to an aggregate amount of $2 million of our common stock under the Purchase Agreement, such shares are not included in determining the percentage of shares beneficially owned before this offering.

(4)Granted as compensation for services

(5)Former Chief Executive Officer

(6)Shares issued in private placement

(7)Shares issued pursuant to conversion of convertible debt on May 9, 2017

(8)Shares deemed beneficially owned by Morten Albaek, member of the Board of Directors

(9)Shares issued pursuant to private placement in December 2016

(10)Shares issued pursuant to conversion or settlement of debt obligations.

(11)Shares issued in private placement.

(12)Chief Executive Officer

(13)President

(14)Ryan Hodson exercises voting and dispositive power with respect to the shares of our common stock being offered under this prospectus by Kodiak.

(15)Assumes issuance of the maximum 2,000,000 shares being registered hereby.

PLAN OF DISTRIBUTION

We are registering the shares covered by this prospectus (“Registration Shares”) to permit the Selling Stockholders and Kodiak to conduct public secondary trading of these shares from time to time after the date of this prospectus. We will not receive any of the proceeds of the sale of the Registration Shares offered by this prospectus. The aggregate proceeds to the Selling Stockholders and Kodiak from the sale of the Registration Shares will be the purchase price of the shares less any discounts and commissions.

Kodiak is an “underwriter” within the meaning of the Securities Act. Kodiak and any of its respective pledgees, donees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock being offered under this prospectus on any stock exchange, market or trading facility on which shares of our common stock are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Shareholders and Kodiak may use any one or more of the following methods when disposing of shares:

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resales by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	broker-dealers may agree with the Selling Stockholders or Kodiak to sell a specified number of such shares at a stipulated price per share;

●	a combination of any of these methods of sale; and

●	any other method permitted pursuant to applicable law.

The Selling Stockholders and Kodiak each have the sole and absolute discretion not to accept any purchase offer or make any sale of shares if such person deems the purchase price to be unsatisfactory at any particular time.

In connection with these sales, the each of the Selling Stockholders and Kodiak may enter into hedging transactions with broker-dealers or other financial institutions that in turn may:

•	engage in short sales of shares of the common stock in the course of hedging their positions;

•	sell shares of the common stock short and deliver shares of the common stock to close out short positions;

•	loan or pledge shares of the common stock to broker-dealers or other financial institutions that in turn may sell shares of the common stock;

•

enter into option or other transactions with broker-dealers or other financial institutions that require the delivery to the broker-dealer or other financial institution of shares of the common stock, which the broker-dealer or other financial institution may resell under the prospectus; or

•	enter into transactions in which a broker-dealer makes purchases as a principal for resale for its own account or through other types of transactions.

Broker dealers engaged by any of Selling Stockholders or Kodiak may arrange for other brokers dealers to participate in sales. Broker dealers may receive commissions or discounts from the Selling Stockholders or Kodiak (or, if any broker dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. We have been informed by the Selling Stockholders that they do not expect these commissions and discounts to exceed what is customary in the types of transactions involved. The Selling Stockholders or Kodiak may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of shares from certain liabilities, including liabilities arising under the Securities Act. We have agreed to register the shares for sale under the Securities Act and to indemnify Kodiak and each person who participates in an offering against certain civil liabilities, including certain liabilities under the Securities Act.

To our knowledge, there are currently no plans, arrangements or understandings between any Selling Stockholder or Kodiak and any underwriter, broker-dealer or agent regarding the sale of the shares by the Selling Stockholders or Kodiak. Upon our notification by a Selling Stockholder or Kodiak that any material arrangement has been entered into with a broker-dealer for the sale of shares through a block trade, special offering, exchange distribution, secondary distribution or a purchase by an underwriter or broker-dealer, we will file a post-effective amendment to this registration statement, disclosing certain material information, including the number of shares being offered, the name or names of any underwriters, dealers or agents, the public offering price, any underwriting discounts and other items constituting compensation to underwriters, dealers or agents.

Kodiak is an “underwriter,” and any broker-dealers or agents that are involved in selling the shares offered under this prospectus may be deemed to be “underwriters,” within the meaning of the Securities Act in connection with these sales. Commissions received by these broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Any broker-dealers or agents that are deemed to be underwriters may not sell shares offered under this prospectus unless and until we set forth the names of the underwriters and the material details of their underwriting arrangements in a supplement to this prospectus or, if required, in a replacement prospectus included in a post-effective amendment to the registration statement of which this prospectus is a part.

The Selling Stockholders, Kodiak and any other persons participating in the sale or distribution of the shares offered under this prospectus will be subject to applicable provisions of the Exchange Act and the rules and regulations under that Act, including Regulation M. These provisions may restrict activities of, and limit the timing of purchases and sales of any of the shares by the Selling Stockholders, Kodiak or any other person. Furthermore, under Regulation M, persons engaged in a distribution of securities are prohibited from simultaneously engaging in market making and other activities with respect to those securities for a specified period of time prior to the commencement of such distributions, subject to specified exceptions or exemptions. All of these limitations may affect the marketability of the shares.

If any of the shares of common stock offered for sale pursuant to this prospectus are transferred other than pursuant to a sale under this prospectus, then subsequent holders could not use this prospectus until a post-effective amendment or prospectus supplement is filed, naming such holders. We offer no assurance as to whether the Selling Stockholders or Kodiak will sell all or any portion of the shares offered under this prospectus.

We have agreed to pay all fees and expenses we incur incident to the registration of the shares being offered under this prospectus. However, each selling security holder and purchaser are responsible for paying any discounts, commissions and similar selling expenses they incur.

We have agreed with Kodiak to indemnify one another against certain losses, damages and liabilities arising in connection with this prospectus, including liabilities under the Securities Act. Under the securities laws of certain states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. Kodiak is advised to ensure that any brokers, dealers or agents effecting transactions on behalf of Kodiak are registered to sell securities in all fifty states. In addition, in certain states the shares of common stock may not be sold unless the shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

We will pay all the expenses incident to the registration, offering and sale of the shares of common stock to the public hereunder other than commissions, fees and discounts of brokers, dealers and agents. We estimate that the expenses of the offering to be borne by us will be approximately $30,000. The estimated offering expenses consist of: an SEC registration fee of $776, accounting fees of $5,000, legal fees of $15,000 and miscellaneous expenses of $1,000. We will not receive any proceeds from the sale of any of the shares of common stock by Kodiak or the Selling Stockholders.

Since each of the Selling Stockholders may be deemed to be an “underwriter” within the meaning of the Securities Act, each Selling Stockholder will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. There is no underwriter or single coordinating broker acting in connection with the proposed sale of the Resale Shares by the Selling Stockholders.

We agreed to keep this prospectus and the registration statement which this prospectus forms a part effective until the earlier to occur of (i) such time as Rule 144 or another similar exemption under the Securities Act is available for the sale of all the Resale Shares, to the extent the Selling Stockholders have distributed the Resale Shares to its respective shareholders, by its respective shareholders, without volume or manner of sale restrictions during a six month period without registration (ii) all of the Resale Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The Resale Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the Resale Shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the Resale Shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of the Common Stock by any person. We will make copies of this prospectus available to the Selling Stockholders and have informed the Selling Stockholders of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

The Securities Enforcement and Penny Stock Reform Act of 1990 requires additional disclosure relating to the market for penny stocks in connection with trades in any stock defined as a penny stock. The Commission has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5 per share, subject to certain exceptions. Such exceptions include any equity security listed on NASDAQ and any equity security issued by an issuer that has (i) net tangible assets of at least $2,000,000, if such issuer has been in continuous operation for three years, (ii) net tangible assets of at least $5,000,000, if such issuer has been in continuous operation for less than three years, or (iii) average annual revenue of at least $6,000,000, if such issuer has been in continuous operation for less than three years. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated therewith.

Blue Sky Restrictions on Resale

If Kodiak or any Selling Stockholders wants to sell shares of our common stock under this registration statement in the United States, such person will also need to comply with state securities laws, also known as “Blue Sky laws,” with regard to secondary sales. All states offer a variety of exemption from registration for secondary sales. Many states, for example, have an exemption for secondary trading of securities registered under Section 12(g) of the Exchange Act or for securities of issuers that publish continuous disclosure of financial and non-financial information in a recognized securities manual, such as Standard & Poor’s.

Any person who purchases shares of our common stock from Kodiak or a Selling Stockholder under this registration statement who then wants to sell such shares will also have to comply with Blue Sky laws regarding secondary sales.

When the registration statement becomes effective, and Kodiak indicates in which state(s) they desire to sell their shares, we will be able to identify whether it will need to register or will rely on an exemption therefrom.

DESCRIPTION OF CAPITAL STOCK

We have authorized capital stock consisting of 100,000,000 shares of common stock and 400,000 shares of preferred stock. As of the date of this Report, we had 3,709,200 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding held by approximately 395 shareholders of record.

Common Stock

The holders of outstanding shares of common stock are entitled to receive dividends out of assets or funds legally available for the payment of dividends of such times and in such amounts as the board from time to time may determine. Holders of common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. There is no cumulative voting of the election of directors then standing for election. The common stock is not entitled to pre-emptive rights and is not subject to conversion or redemption. Upon liquidation, dissolution or winding up of our company, the assets legally available for distribution to stockholders are distributable ratably among the holders of the common stock after payment of liquidation preferences, if any, on any outstanding payment of other claims of creditors. Each outstanding share of common stock is duly and validly issued, fully paid and non-assessable.

Preferred Stock

Shares of preferred stock may be issued from time to time in one or more series, each of which will have such distinctive designation or title as shall be determined by our Board of Directors prior to the issuance of any shares thereof. Preferred stock will have such voting powers, full or limited, or no voting powers, and such preferences and relative, participating, optional or other special rights and such qualifications, limitations or restrictions thereof, as shall be stated in such resolution or resolutions providing for the issue of such class or series of preferred stock as may be adopted from time to time by the Board of Directors prior to the issuance of any shares thereof. The number of authorized shares of preferred stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of a majority of the voting power of all the then outstanding shares of our capital stock entitled to vote generally in the election of the directors, voting together as a single class, without a separate vote of the holders of the preferred stock, or any series thereof, unless a vote of any such holders is required pursuant to any preferred stock designation.

While we do not currently have any plans for the issuance of preferred stock, the issuance of such preferred stock could adversely affect the rights of the holders of common stock and, therefore, reduce the value of the common stock. It is not possible to state the actual effect of the issuance of any shares of preferred stock on the rights of holders of the common stock until the Board of Directors determines the specific rights of the holders of the preferred stock; however, these effects may include:

 • Restricting dividends on the common stock;

 • Diluting the voting power of the common stock;

 • Impairing the liquidation rights of the common stock; or

 • Delaying or preventing a change in control of the Company without further action by the stockholders.

Other than in connection with shares of preferred stock (as explained above), which preferred stock is not currently designated nor contemplated by us, we do not believe that any provision of our amended and restated charter or bylaws would delay, defer or prevent a change in control.

Warrants and Options

As of September 30, 2017 the Company had no outstanding warrants or options.

Governing Documents that May Have an Antitakeover Effect

Certain provisions of our Amended and Restated Certificate of Incorporation, as amended, and our Bylaws (as amended, the “Bylaws”), which are discussed below could discourage or make it more difficult to accomplish a proxy contest, change in our management or the acquisition of control by a holder of a substantial amount of our voting stock.

Our Certificate of Incorporation provides that our Board has the authority to issue preferred stock in one or more classes or series and fix such designations, powers, preferences and rights and the qualifications thereof without further vote by our stockholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the stockholders and may adversely affect the voting and other rights of the holders of our Common Stock.

Our Bylaws limit the ability to call special meetings of the stockholders to the Chairman of the Board, or the Chief Executive Officer, or, if there is no Chairman or Chief Executive Officer, then by the President. The stockholders have no right to request or call a special meeting; however, any action of stockholders required to be taken at any annual or special meeting, may be taken without a meeting, and without prior notice, provide that the written consent is signed by the holders of majority of the total voting power of outstanding shares of stock of the Company entitled to vote.

Our Bylaws provide that the removal of a director from the Board, with cause, must be by affirmative vote of not less than a majority of the voting power of our issued and outstanding stock entitled to vote generally in the election of directors (voting as a single class), excluding stock entitled to vote only upon the happening of a fact or event unless such fact or event shall have occurred, is required to remove a director from the Board with or without cause.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Action Stock Transfer, 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, UT 84121.Registration Rights

Registration Rights

In connection with the Purchase Agreement with Kodiak, we are required to file with the SEC this registration statement on Form S-1 registering the shares of our common stock issuable to Kodiak. We have agreed to use reasonable best efforts to maintain the effectiveness of the registration statement, of which this prospectus is part, until the earlier of (i) the date as of which Kodiak may sell all of our common stock that it owns pursuant to the Purchase Agreement without restriction pursuant to Rule 144 of the 1933 Act; and (ii) the date on which Kodiak shall have sold the maximum amount of our common stock issuable to Kodiak under the Purchase Agreement. We cannot assure you that we will be able to keep this registration statement continuously effective for the required period.

Market Information

Our common stock price is quoted on the OTCQB market under the symbol “NBGV.”

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION FOR SECURITIES ACT LIABILITIES

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;
•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;
•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or
•	any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation and bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his, her or its actions in that capacity regardless of whether we would otherwise be permitted to indemnify him, her or it under Delaware law.

In addition to the indemnification required in our certificate of incorporation and bylaws, we have entered or intend to enter into indemnification agreements with each of our directors, officers and certain other employees prior to the consummation of the Share Exchange. These agreements will provide for the indemnification of our directors, officers and certain other employees for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents. We believe that these provisions in our certificate of incorporation, bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. This description of the limitation of liability and indemnification provisions of our certificate of incorporation, of our bylaws and of our indemnification agreements is qualified in its entirety by reference to these documents, each of which is attached as an exhibit to this Report.

The limitation of liability and indemnification provisions in our certificate of incorporation and may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors, officers or employees as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer or employee.

LEGAL MATTERS

The validity of the shares being offered hereby has been passed upon by the law firm of Carman Lehnhof Israelsen, LLP, Salt Lake City, Utah.

EXPERTS

The audited consolidated financial statements of the Company as of December 31, 2016 included in this prospectus have been audited by Sadler, Gibb & Associates, LLC, who is an independent registered public accounting firm, as set forth in their report appearing elsewhere herein, and are included herein in reliance upon such report given upon the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the Securities and Exchange Commission, Washington, D.C. 20549, under the Securities Act of 1933, a registration statement on Form S-1 relating to the shares offered hereby. This prospectus does not contain all of the information set forth in the registration statement and the exhibits and schedules thereto. For further information with respect to our company and the shares offered by this prospectus, you should refer to the registration statement, including the exhibits and schedules thereto. You may inspect a copy of the registration statement without charge at the Public Reference Section of the Securities and Exchange Commission at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The public may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission. The Securities and Exchange Commission also maintains an Internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Securities and Exchange Commission. The Securities and Exchange Commission’s World Wide Web address is http://www.sec.gov.

Statements contained in this prospectus as to the contents of any contract or other document that we have filed as an exhibit to the registration statement are qualified in their entirety by reference to the exhibits for a complete statement of their terms and conditions.

The representations, warranties and covenants made by us in any agreement that is filed as an exhibit to the registration statement of which this prospectus is a part were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were made as of an earlier date. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

We file periodic reports, proxy statements and other information with the Securities and Exchange Commission in accordance with requirements of the Exchange Act. These periodic reports, proxy statements and other information are available for inspection and copying at the regional offices, public reference facilities and Internet site of the Securities and Exchange Commission referred to above. You can also request copies of such documents, free of charge, by contacting the company at 801-362-2115.

Information contained on our website is not a prospectus and does not constitute a part of this prospectus.

NEWBRIDGE GLOBAL VENTURES, INC. AND SUBSIDIARIES

TABLE OF CONTENTS

Page

Report of Independent Registered Public Accounting Firm	F2

Consolidated Financial Statements:

Consolidated Balance Sheet as of December 31, 2016	F3

Consolidated Statement of Operations and Comprehensive Loss for the Period from
June 26, 2015 (Date of Inception) through December 31, 2016	F4

Consolidated Statement of Shareholders’ Equity for the Period from June 26, 2015
(Date of Inception) through December 31, 2016	F5

Consolidated Statement of Cash Flows for the Period from June 26, 2015
(Date of Inception) through December 31, 2016	F6

Notes to Consolidated Financial Statements	F7

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Newbridge Global Ventures, Inc.

(formerly known as Nabufit Global, Inc.)

We have audited the accompanying consolidated balance sheets of Newbridge Global Ventures, Inc. (formerly known as Nabufit Global, Inc.) (“the Company”) as of December 31, 2016 and 2015, and the related consolidated statements of operations and comprehensive loss, shareholders’ equity and cash flows for the year ended December 31, 2016, and for the period from inception on June 26, 2015 through December 31, 2015. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audits include consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of Newbridge Global Ventures, Inc. (formerly known as Nabufit Global, Inc.)as of December 31, 2016 and 2015, and the consolidated results of its operations and cash flows for the year ended December 31, 2016, and for the period from inception on June 26, 2015 through December 31, 2015, in conformity with U.S. generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company has generated no revenues from its business operations, has incurred operating losses since inception and will need additional working capital for its planned activity, which raises substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are described in Note 2 to the consolidated financial statements. These consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Sadler, Gibb & Associates, LLC

Salt Lake City, UT

April 5, 2017, except for footnote 11,

for which the date is July 28, 2017, and

except for footnote 12, for which the date

is December 28, 2017

NEWBRIDGE GLOBAL VENTURES, INC. (FORMERLY KNOWN AS NABUFIT GLOBAL, INC. ) AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS

	December 31,	December 31,
	2016	2015

ASSETS
Current Assets
Cash and cash equivalents	$ 9,707	$ 60,140
Prepaid expenses and other current assets	72,250	130,000
Deposits	-	-
Current assets of discontinued operations	4,127,562	1,123,692
Total current assets	4,209,519	1,313,832

Total Assets	$ 4,209,519	$ 1,313,832

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$ 36,998	$ 4,173
Accrued liabilities	63,519	2,152
Related party payables	4,733	-
Current liabilities of discontinued operations	2,493,960	46,463
Total current liabilities	2,599,210	52,788

Total Liabilities	$ 2,599,210	$ 52,788

Commitments and Contingencies	-	-

STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, 400,000 shares authorized; no shares
issued and outstanding	-	-
Common stock $.0001 par value, 100,000,000 shares authorized;
854,340 and 647,909 shares issued and outstanding at December 31, 2016 and 2015, respectively.	85	65
Additional paid-in capital	6,055,755	1,673,753
Accumulated deficit	(4,411,001)	(372,396)
Accumulated other comprehensive loss	(34,530)	(40,378)
Total stockholders' equity	1,610,309	1,261,044

Total Liabilities and Stockholders' Equity	$4,209,519	$1,313,832

See accompanying notes to the consolidated financial statements

NEWBRIDGE GLOBAL VENTURES, INC. (FORMERLY KNOWN AS NABUFIT GLOBAL, INC.) AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS

		For the Period
		from Inception
	For the Year	(June 26, 2015)
	Ended	through
	December 31,	December 31,
	2016	2015
Operating Expenses:
Selling, general and administrative	$ 1,397,442	$ 64,765
Total Operating Expenses	1,397,442	64,765

Loss from Operations	(1,397,442)	(64,765)

Net loss from continuing operations	(1,397,442)	(64,765)
Net loss from discontinued operations	(2,641,163)	(307,631)

Net Loss	$ (4,038,605)	$ (372,396)

Net loss per common share - basic and diluted:
Continuing operations	(2.05)	(0.12)
Discontinued operations	(3.87)	(0.57)
Total	$ (5.92)	$ (0.69)

Weighted average common shares
outstanding - basic and diluted	682,517	538,888

Comprehensive Loss:
Net Loss	$ (4,038,605)	$ (372,396)

Other Comprehensive Income
Translation adjustments	5,848	(40,378)
Total Comprehensive Loss	$ (4,032,757)	$ (412,774)

See accompanying notes to the consolidated financial statements

NEWBRIDGE GLOBAL VENTURES, INC. (FORMERLY KNOWN AS NABUFIT GLOBAL, INC.) AND SUBSIDIARIES
CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY
					Accumulated
			Additional		Other
	Common Stock		Paid-in	Accumulated	Comprehensive
	Shares	Amount	Capital	Deficit	Loss	Total
Balance at June 26, 2015 (Date of Inception)	-	$ -	$ -	$ -	$ -	$ -

Stock issued for cash - June 26, 2015	516,667	52	7,483	-	-	7,535
Stock issued for cash - September 30, 2015	14,798	1	1,419,134	-	-	1,419,135
Treasury stock, purchased and retired	(14,798)	(1)	(1,431)	-	-	(1,432)
Recapitalization - November 30, 2015	131,242	13	248,567	-	-	248,580
Foreign currency translation adjustments	-	-	-	-	(40,378)	(40,378)
Net loss	-	-	-	(372,396)	-	(372,396)

Balance at December 31, 2015	647,909	$ 65	$ 1,673,753	$ (372,396)	$ (40,378)	$ 1,261,044

Stock issued for cash	157,160	16	3,139,429	-	-	3,139,445
Stock issued for services	34,723	3	889,154	-	-	889,157
Stock issued for share-based compensation	14,548	1	353,419	-	-	353,420
Foreign currency translation adjustments	-	-	-	-	5,848	5,848
Net loss	-	-	-	(4,038,605)	-	(4,038,605)

Balance at December 31, 2016	854,340	$ 85	$ 6,055,755	$ (4,411,001)	$ (34,530)	$ 1,610,309

See accompanying notes to the consolidated financial statements

NEWBRIDGE GLOBAL VENTURES, INC. (FORMERLY KNOWN AS NABUFIT GLOBAL, INC.) AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS

		For the Period
		from Inception
	For the Year	(June 26, 2015)
	Ended	through
	December 31,	December 31,
	2016	2015

Net loss	$ (4,038,605)	$ (372,396)
Net loss from discontinued operations	(2,641,164)	(307,631)
Net loss from continuing operations	(1,397,441)	(64,765)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	353,420	-
Shares issued for services	820,407	-
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	126,500	(13,468)
Deposit	-	(7,740)
Accounts payable	32,825	(16,845)
Accrued liabilities	61,367	31,941
Related party payables	4,733	-
Net Cash Used in Operating Activities - Continuing Operations	1,811	(70,877)
Net Cash Used in Operating Activities - Discontinued Operations	(2,877,855)	(307,631)
Net Cash Used in Operating Activities	(2,876,044)	(378,508)

Cash Flows From Investing Activities
Cash acquired in acquisition	-	126,843
Net Cash Provided by Investing Activities - Continuing Operations	-	126,843
Net Cash Provided by Investing Activities - Discontinued Operations	-	-
Net Cash Provided by Investing Activities	-	126,843

Cash Flows From Financing Activities
Proceeds from issuance of common stock for cash	3,139,445	1,775,383
Cash paid to acquire Treasury Stock	-	(377,250)
Net Cash Provided by Financing Activities - Continuing Operations	3,139,445	-
Net Cash Provided by Financing Activities - Discontinued Operations	-	1,398,133
Net Cash Provided by Financing Activities	3,139,445	1,398,133
Effect of exchange rate changes on cash	5,978	(13,221)

Net Increase in Cash	269,379	1,133,247
Cash at Beginning of Period	1,133,247	-
Cash at End of Period	$ 1,402,626	$ 1,133,247

Noncash Investing and Financing Information:
Stock issued for prepaid expenses	$ 68,750	$ -
Fair value of assets acquired	-	167,535
Fair value of liabilities assumed	-	38,263
Shares issued in reverse recapitalization	-	256,115

Supplemental Disclosures of Cash Flow Information:
Cash Paid for Interest	$ 161	$ 641
Cash Paid for Taxes	-	-

See accompanying notes to the consolidated financial statements

NEWBRIDGE GLOBAL VENTURES, INC. (FORMERLY KNOWN AS

NABUFIT GLOBAL, INC.) AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

NOTE 1 — THE COMPANY AND BASIS OF PRESENTATION

Organization — The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America and include the operations and balances of Newbridge Global Ventures, Inc. (“Newbridge Global Ventures”) and its wholly-owned subsidiaries NABUFIT Global ApS (“NABUFIT Denmark”) a company organized in Denmark on June 26, 2015, NABUFIT China Limited (“NABUFIT China”) a company organized in Hong Kong on October 26, 2016, and NABUFIT IP ApS (“NABUFIT IP”) a company organized in Denmark on January 3, 2017 (collectively “Newbridge,” “we”, or “the Company”).  Newbridge Global Ventures was incorporated in May 1983 in the State of Colorado and re-incorporated in the State of Delaware in April 2008.  Effective June 20, 2014 the Company sold its prior subsidiary and became a shell company.

On November 30, 2015, we consummated the transaction evidenced by an Agreement and Plan of Share Exchange (the "Share Exchange Agreement") dated October 8, 2015 by and among Newbridge Global Ventures and NABUFIT Denmark, pursuant to which Newbridge Global Ventures acquired from the NABUFIT Denmark shareholders (“NABUFIT Shareholders”) all of the issued and outstanding equity interests of NABUFIT Denmark in exchange for 516,667 shares of Newbridge Global Ventures (the “Share Exchange”).  As a result of the Share Exchange, the NABUFIT Shareholders, as the former shareholders of NABUFIT Denmark, became the controlling shareholders of the Company and NABUFIT Denmark became a subsidiary of the Company.  The Share Exchange was accounted for as a reverse merger/recapitalization effected by a share exchange, wherein NABUFIT Denmark is considered the acquirer for accounting and financial reporting purposes.  The capital, share price, and earnings per share amount in the consolidated financial statements for the period prior to the reverse merger were restated to reflect the recapitalization in accordance with the exchange ratio established in the merger.

As a result of the Share Exchange, we discontinued our pre-exchange business, acquired the business of NABUFIT Denmark and will continue the existing business operations of NABUFIT Denmark as a publicly traded company under the name “Newbridge Global Ventures, Inc.”

In accordance with “reverse merger” or “reverse acquisition” accounting treatment, the historical financial statements of Newbridge Global Ventures for periods ended prior to the Share Exchange have been replaced with the historical financial statements of NABUFIT Denmark, and will be, in all future filings with the Securities and Exchange Commission (“SEC”).

Nature of Operations — NewBridge is an early stage business which provides consulting services related to the legal medical cannabis production and distribution industries.  Prior to September 2017, the Company designed, manufactured and marketed the Nabufit virtual training and fitness products and services.  In September 2017, the Company sold its operating subsidiaries and the related business and as a result changed its business model.

NewBridge is currently engaged in providing business consulting services to several companies in the medical marijuana and cannabis related industries.  These companies include an online education company providing education to healthcare professionals on medical cannabis and the endocannabinoid system, a distribution company focused on delivering best in class hemp oil and medical marijuana products and a Wellness center delivering medical recommendations to patient and sales of CBD and hemp oil products.

In connection with such consulting agreements, the Company provides the following services:

Strategic advisory and services;

Business services;

Marketing services;

Acquisition and development services; and

Strategic partnership and consolidation services.

NOTE 2 – GOING CONCERN

The accompanying consolidated financial statements have been prepared with the recognition that there is considerable doubt about whether the Company can continue as a going concern.  As shown in the accompanying consolidated financial statements, the Company incurred a net loss of $4,038,605 for the year ended December 31, 2016 and has an accumulated deficit of $4,411,001 at December 31, 2016.  The Company also used cash in operating activities of $2,876,044 during the year ended December 31, 2016.  At December 31, 2016, the Company had working capital of $1,610,309.  These factors raise substantial doubt about the Company’s ability to continue as a going concern.

In order for us to continue as a going concern, we will need to obtain additional debt or equity financing. We are regularly and continually seeking additional funding from investors and from time to time we are in various stages of negotiations.  Nonetheless, to date we have not accomplished a financing of the size needed to put the Company on a stable operating basis. There can be no assurance that we will be able to secure additional debt or equity financing, that we will be able to attain positive cash flow operations, or that, if we are successful in any of those actions, those actions will produce adequate cash flow to enable us to meet our future obligations. All of our existing financing arrangements are short-term. If we are unable to obtain additional debt or equity financing, we may be required to cease operations.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Principles of Consolidation — The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America and include operations and balances of Newbridge Global Ventures, Inc. and its wholly-owned subsidiaries NABUFIT Denmark and NABUFIT China.  Intercompany balances and transactions have been eliminated in consolidation.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

Fair Value – The fair values of the Company’s financial assets and liabilities approximate their carrying amounts at the reporting date.

Foreign Currency Transactions and Translations – The functional currency of NABUFIT Denmark is the Danish Krone (DKK), the functional currency of NABUFIT China is the China Yuan Renminbi (CNY), and the functional currency of Newbridge Global Ventures and the reporting currency is U.S. dollars (USD).  The Company translates the assets and liabilities of NABUFIT Denmark and NABUFIT China from the functional currency to U.S. dollars at the appropriate spot rates as of the balance sheet date. Equity balances are translated using historical exchange rates. Changes in the carrying value of these assets and liabilities attributable to fluctuations in spot rates are recognized in foreign currency translation adjustment, a component of accumulated other comprehensive income. Income statement accounts are translated using the average exchange rate during the period.

Monetary assets and liabilities denominated in a currency that is different from the functional currency must first be remeasured from the applicable currency to the functional currency. The effect of this remeasurement process is recognized translation adjustments in our statement of comprehensive loss.

The Company had no foreign currency transaction gains or losses during the period from June 26, 2015 (date of inception) through December 31, 2016.

Cash and Cash Equivalents – The balance in cash and cash equivalents consists of cash reserves held in bank accounts. The Company maintains cash balances in bank accounts that, at times, exceed federally insured limits.  The Company has not experienced any losses in these accounts and believes it is not exposed to any significant risk with respect to cash. As of December 31, 2016 and 2015, cash deposits per bank statements exceeded the federally insured limits by $1,392,919 and $1,073,107, the balance of cash in the Newbridge Global Ventures, ApS accounts.

Revenue Recognition – The Company recognizes revenue when persuasive evidence of an arrangement exists, performance of the service has occurred, the sales price charged is fixed or determinable, and collectability is reasonably assured.  Revenue is net of taxes and discounts and is recorded on an accrual basis.

Software Development Costs – The Company expenses software development costs until the Company has a working business model for the software.

Advertising Costs – Advertising costs are expensed as incurred. Advertising costs were $279,088 and $5,878 for the year ended December 31, 2016 and for the period ended December 31, 2015, respectively.

Income Taxes – The Company accounts for income taxes pursuant to Accounting Standards Codification (ASC) 740, Income Taxes, which requires the use of the asset and liability method of accounting for deferred income taxes.  We recognize deferred tax liabilities and assets based on the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years.

All allowances against deferred income tax assets are recorded in whole or in part, when it is more likely than not those deferred income tax assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A valuation allowance is required to the extent it is more-likely-than-not that a deferred tax asset will not be realized. ASC 740 also requires reporting of taxes based on tax positions that meet a more-likely-than-not standard and are measured at the amount that is more-likely-than-not to be realized. Differences between financial and tax reporting which do not meet this threshold are required to be recorded as unrecognized tax benefits.

Basic and Diluted Loss Per Share – Basic loss per common share is calculated by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted loss per common share is calculated by dividing net loss by the weighted-average number of common shares outstanding during the period giving effect to potentially dilutive common stock equivalents.  As of December 31, 2016 and 2015, the Company had no common stock equivalents outstanding.

New Accounting Pronouncements – In February 2016, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) No. 2016-02, Leases (Topic 842) (“ASU 2016-02”).  ASU 2016-02 changes the accounting for leases.  In particular, lessees will recognize lease assets and lease liabilities for operating leases.  ASU 2016-02 is not effective until 2019. The Company is currently assessing the impact on its financial reporting of implementing this guidance.

In November 2015, the FASB issued ASU No. 2015-17, Income Taxes (Topic 740) (“ASU 2015-17”).  ASU 2015-17 requires that all deferred income tax assets and liabilities be classified as non-current.  ASU 2015-17 is not effective until the 2017 fiscal year.  The Company is currently assessing the impact on its financial reporting of implementing this guidance.

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers ("ASU 2014-09"). ASU 2014-09 provides for a single, principles-based model for revenue recognition that replaces existing revenue recognition guidance. ASU 2014-09 is effective for the Company on January 1, 2018. It permits the use of either a retrospective or cumulative effect transition method and early adoption is not permitted. The Company has not yet selected a transition method and is in the process of evaluating the effect ASU 2014-09 will have on its consolidated financial statements and related disclosures.  During 2015, the FASB issued ASU No. 2015-14, Revenue from Contracts with Customers: Deferral of the Effective Date (“ASU 2015-14”), which deferred the date of ASU 2014-09 by one year.

NOTE 4 – LEASES

On December 1, 2015, the Company signed a new lease on their office in Fredericia Denmark, which replaced the prior lease and allowed the Company to move to larger office space (159 square meters) within the same building. The new rent is DKK 13,184 per month ($1,900) and the security deposit increased to DKK 80,685 ($12,250).  The lease can be terminated with a six month notice, but not before December 1, 2017.  Rent will increase annually on January 1 based on the consumer price index, with a minimum increase of 2% per year.  Effective March 1, 2016, the Company signed Appendix 1 to the Fredericia lease agreement moving the office to a 190 square meter office located on the first floor of the building.  The rent and security deposit were not changed by the Appendix.  Once the Company utilizes the additional 31 square meters, the rent will increase proportionately.

The Company also leased some office space for approximately $875 per month on a month-to-month contract. The Company paid a deposit of approximately $900 in December 2015.  Monthly rent started in January 2016 and ended in March 2016.

On September 30, 2015, the Company assumed the short-term auto lease of a member of management that ended January 8, 2016.  Monthly payments were approximately $435 and the deposit was $2,400.  The Company renewed the auto lease for an additional twelve months, through January 7, 2017 at $350 per month.  Actual payments are in the functional currency.

As of December 31, 2016, total lease deposits were approximately $12,250.  Rent expense was $39,727 and $4,826 for year ended December 31, 2016 and for the period ended December 31, 2015, respectively.  Minimum annual lease payments are approximately $23,000, which are all due within one year.

NOTE 5 – ACCRUED LIABILITIES

As of December 31, 2016 and 2015, the Company had accrued liabilities of $2,304,938 and $33,706, respectively. The accrued liabilities as of December 31, 2016 consist mainly of $2,115,890 due over the next 24 months on the Neymar contract (see Note 9).

NOTE 6 – LINE-OF-CREDIT

On September 15, 2015, the Company entered into a 600,000 DKK (approximately $90,000) line-of-credit agreement with a bank.  The agreement bears interest at a variable rate of 6.021%, which is renegotiated annually on June 1.  The line of credit is unsecured.  Default interest rate of 19% goes into effect from the first late payment and is calculated on the balance of the outstanding debt.  During 2016 and 2015 the Company utilized the full credit line but then paid it down to zero by year end both years.  The Company paid $138 and $650 in interest during the year ended December 31, 2016 and during the period ended December 31, 2015, respectively.

NOTE 7 – SHAREHOLDERS’ EQUITY

We have authorized capital stock consisting of 100,000,000 shares of $0.0001 par value common stock and 400,000 shares of $0.0001 par value preferred stock. As of December 31, 2016, we had 854,338 shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding.

On November 30, 2015, the Company consummated the transaction evidenced by the agreement and plan of share exchange dated October 8, 2015 pursuant to which Newbridge Global Ventures, Inc. issued 516,667 common shares of the Company in exchange for the 1,667 issued and outstanding capital stock of NABUFIT Global, ApS.  The net result of this reverse merger transaction was an increase in common shares of 646,242 for $248,580.  The 646,242 consists of 516,667 new shares issued, plus 131,242 shares that were issued to prior shareholders of Newbridge Global Ventures, Inc. that came over as part of the reverse merger, less the 1,667 shares that the Company gave up in exchange.  The reverse merger effectively changed the Company’s capital structure from 50,000 common shares, $0.1507 par value, to 647,908 common shares, $0.0001 par value.

Stock Issued for Cash

On July 15, 2016, the Company announced the closing of the sale of 50,135 shares of its common stock for $1,383,726 or $27.60 per share. The sale of the Shares was registered pursuant to the Registration Statement on Form S-1 (File No. 333-210325) declared effective on June 13, 2016 and was made pursuant to subscription agreements dated on or about June 29, 2016.

During September 2016, the Company issued 11,934 shares of common stock to investors and service providers at $27.60 per share for a total of $329,373.  Rounded for partial shares as a result of the 1 for 30 stock split.

On December 21, 2016, the Company issued 95,091 shares of common stock to various parties at $15.00 per share for a total of $1,426,346.  Rounded for partial shares as a result of the 1 for 30 stock split.  The sale of the Shares was registered pursuant to the Registration Statement on Form S-1 (File No. 333-210325) declared effective on June 13, 2016.

Stock was issued for cash of $3,139,445 and $1,426,670 for the year ended December 31, 2016 and for the period from inception (June 26, 2015) through December 31, 2015, respectively.

Stock Issued for Services

Between August 18, 2016 and September 26, 2016, the Company issued 13,355 shares of common stock to investors and service providers at $27.60 per share for a total of $368,600.  Rounded for partial shares as a result of the 1 for 30 stock split.  The services have been classified as investor relations expense.

Effective September 30 2016, the Company issued 13,961 shares of common stock to NR Sports in connection to the Neymar contract.  The shares were valued at $27.60 per share, which was the market price of the stock on the effective issuance date.  Rounded for partial shares as a result of the 1 for 30 stock split. The expense of $385,361 was recorded as marketing expense.

On December 14, 2016, the Company issued 2,408 shares of common stock to third parties.  The shares were valued at $21.88 per share, which was the market price of the stock on the issuance date.  Rounded for partial shares as a result of the 1 for 30 stock split.  The expense of $52,696 was recorded as consulting expense.

During December 2016, the Company issued 5,000 shares of common stock to a service provider at $16.50 per share for a total of $82,500, which was expensed as investor relations.

Total stock issued for services was $889,157 and $0 for the years ended December 31, 2016 and for the period from inception (June 26, 2015) through December 31, 2015, respectively.

Stock Issued for Share-Based Compensation

On September 30, 2015, the Company issued 1,000 shares of its common stock to two outside directors: Soren Jonassen and Ole Sigetty for their services through June 30, 2016. The shares issued were valued at $120.00 per share for a total of $240,000, which was the market price of the stock on the issuance date. Of the total amount $80,000 was expensed prior to the reverse merger and $20,000 was recorded as share-based compensation for the period from November 30, 2015 through December 31, 2015; the balance of $120,000 was recorded as a share-based compensation ratably over the first six months of 2016.

On July 1, 2016, the Company entered into a management agreement with Brian Mertz.  Pursuant to the agreement, the Company agreed to issue 8,334 shares of common stock as partial compensation for the six-month period ending December 31, 2016.  The Company issued 8,334 shares and recognized share-based compensation of $206,252 for the year ended December 31, 2016.

On August 24, 2016, the Board of Directors approved share-based compensation for the twelve month period ending June 30, 2017 for the directors, chairman and secretary and also approved payments for services to Soren Jonassen and Ole Sigetty.  For the twelve month period, the directors receive 725 shares ($20,000), the chairman receives 1,087 shares ($30,000), and the secretary receives 272 shares ($7,500).  In addition, the Board approved payments for services to Soren Jonassen and Ole Sigetty for the twelve month period ending June 30, 2017 of 1,034 shares ($28,520) and 2,138 shares ($59,000), respectively.  For year ended December 31, 2016, the total share-based compensation recognized pursuant to these agreements was $91,925.

On December 14, 2016, the Company issued 2,000 shares at $21.90 per share to 10 employees.  The expense of $43,800 was recognized in December 2016.  The Company also issued 500 shares to one employee based on a six-month employment agreement that began September 1, 2016 of which $11,444 was expensed during the year ended December 31, 2016, after foreign exchange translation adjustments.

Total share-based compensation of $473,420 and $20,000 was recorded for the year ended December 31, 2016 and for the period from inception (June 26, 2015) to December 31, 2015, respectively. As of December 31, 2016, the Company had $84,990 of unrecognized share-based compensation that was expensed over the first six months of 2017.

NOTE 8 – RELATED PARTY TRANSACTIONS

As discussed in Note 3, the Company assumed the auto lease of its former CEO on September 30, 2015.

As of December 31, 2016 and 2015, the Company had a related party payable of $30,183 and $0 to its CEO for expenses related to the operation of the business.  This payable is on demand with no interest.

NOTE 9 – MARKETING AGREEMENTS

The Company signs marketing agreements with professional trainers and athletes to help promote the Company’s products and services.  Effective September 1, 2016, the Company entered into a three-year marketing agreement with Neymar Jr, a professional soccer player out of Brazil.  Under the marketing agreement, the Company is required to pay 2,500,000 EUR (approximately $2,715,000 USD) in semiannual payments of 500,000 EUR (approximately $543,000) plus 2% royalty payments.  The Company also agreed to issue 13,961 shares to Neymar Jr. during the contract period.  The Company recorded the full amount of the agreement, including the issuance of shares, during the quarter ended September 30, 2016. As of December 31, 2016, the Company amortized approximately $411,000 and had a remaining prepaid of approximately $2,336,000.

During November 2016, the Company commenced a three-year agreement with Mo Farah, a world-class runner, that required payments of $50,000 in year one and $100,000 in years two and three, for a total of $250,000.  Approximately $8,300 was expensed during 2016.

Total marketing expense from athlete contracts was approximately $419,000 for the year ended December 31, 2016.

NOTE 10 – INCOME TAXES

Operating loss for the year ended December 31, 2016 was $4,038,582, of which $2,644,723 related to foreign operations.  Operating loss for the period from June 26, 2015 (date of inception) through December 31, 2015 was $371,746, of which $306,981 related to foreign operations.

As of December 31, 2016 the Company had $646,910 of net operating loss carry forwards related to its operations in Denmark, which do not expire and $1,704,789 of net operating loss carryforwards relating to its USA operations, which are comprised of $4,447,829 of U.S. federal and $5,834,170 state net operating losses, respectively, which begin to expire in 2032 if unused.  As of December 31, 2015 the Company had $66,016 of net operating loss carry forwards related to its operations in Denmark, which do not expire and $1,184,880 of net operating loss carryforwards relating to its USA operations, which are comprised of $3,053,970 of U.S. federal and $4,440,311 state net operating losses, respectively, which begin to expire in 2032 if unused.

A change in our ownership of more than 50% occurred during the period ended December 31, 2015 triggering certain utilization limitations under Section 382 of the Internal Revenue Code of 1986, as amended, and other limitations under state tax laws.  As a result, the provisions of Section 382 caused net operating losses under state tax laws of $1,274,626 to become permanently restricted.

The temporary differences and carry forwards which give rise to the deferred income tax assets for the year ended December 31, 2016 and for the period from June 26, 2015 (date of inception) through December 31, 2015 are as follows:

	2016	2015
Net operating loss carry forwards	$1,704,789	$1,250,896
Valuation allowance	(1,704,789)	(1,250,896)
Net long-term deferred tax asset	$-	$-

A reconciliation of income taxes at the federal statutory rate to actual income tax expense for the year ended December 31, 2016 and for the period from June 26, 2015 (date of inception) through December 31, 2015 is as follows:

	2016	2015
Income tax benefit at the statutory rate	$(1,373,126)	$(89,699)
State income taxes, net of federal benefit	(45,998)	(2,237)
Foreign rate differential	316,851	-
Change in valuation allowance	1,100,803	87,572
Change in net operating loss carry forwards	-	66
Other	1,470	4,298
Income tax expense	$-	$-

NOTE 11 – SUBSEQUENT EVENT

Effective June 27, 2017, the Company filed an Amended and Restated Certificate of Incorporation (“Restated Certificate”) with the Delaware Secretary of State whereby the Company effected a reverse stock split to reduce the number of shares of outstanding common stock at a rate of 1 share for every 30 shares of common stock then outstanding (“Reverse Split”).  The approval of the Restated Certificate was approved by written consent of holders of a majority of the Company’s common stock.  Each stockholder owning fewer than 30 shares of common stock immediately before the effective time of the Reverse Stock Split received from the Company $0.10 in cash, without interest, for each of such shares of common stock; and (b) each stockholder owning of record 30 or more shares of common stock immediately before the effective time of the Reverse Split held, after the Reverse Split, the number of shares of common stock equal to 1/30th of the number held prior to the Reverse Split.  On June 28, 2017 the Company filed with the Securities and Exchange Commission, and the Company’s stockholders were furnished with a Definitive Information Statement filed on Schedule 14(c) to advise the stockholders of the corporate actions.  All share and per-share amounts included in these financial statements have been restated to reflect the 1 for 30 reverse stock split.

On October 13, 2017, the Company paid $75,038 to the holder of the convertible promissory note dated May 9, 2017 to settle the outstanding principal and interest.  The payment included a prepayment penalty of $11,876.

On October 11, 2017, Brian Mertz resigned as the Company’s Chief Executive Officer. The resignation was not related to any disagreements with the Company on any matter relating to its operations, policies, practices or any issues regarding financial disclosures, accounting or legal matters.

On October 18, 2017, the Board appointed Mark Mersman as the Company’s Chief Executive Officer and Chief Information Officer and Scott Cox as the Company’s President and Chief Operating Officer.   Pursuant to that appointment, the Company agreed to issue each of Mr. Mersman and Mr. Cox 100,000 shares of the Company’s Common Stock as a signing bonus with the ability to earn additional shares upon meeting certain performance milestones pursuant to their Employment Agreements.

The Incentive Plan was approved by the Company Board on October 18, 2017 and by a majority of the Company stockholders on October 19, 2017. The Incentive Plan permits Company to grant “Awards,” that may consist of stock options, the grant or sale of restricted stock (“Restricted Stock”), stock appreciation rights (“SARs”), or hypothetical units issued with reference to Company common stock (“Restricted Stock Units”), for up to 4,000,000 shares of Company common stock. Awards may be granted under the Incentive Plan to employees, directors, and consultants of Company and its subsidiaries, including also subsidiaries that Company may form or acquire in the future. The Incentive Plan will be administered by the Company Board or by a committee authorized by the Company Board (the “Committee”), which will make all determinations with regard to the grant and terms of Awards, subject to the terms of the Incentive Plan.

Effective October 18, 2017, Directors Mads H. Fredericksen, Jorgen Buhl Rasmussen, Kristoffer Ewald and Allan J. Vestergaard resigned from the Board of Directors.  The resignations were not related to any disagreements with the Company on any matter relating to its operations, policies, practices or any issues regarding financial disclosures, accounting or legal matters.

On October 18, 2017, the shareholders holding a majority of the issued and outstanding shares of the Company’s common stock elected Ole Sigetty, Brian Palm Svaneeng Mertz, Mark Mersman, Scott Cox and Benjamin Esque as Directors of the Company, to serve until his respective successor is duly elected and qualified or his earlier resignation, death or removal by the stockholders of the Company.  Ole Sigetty and Brian Mertz have previously served as officers and directors of the Company.

On October 18, 2017, the shareholders holding a majority of the Company’s issued and outstanding shares of common stock approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to change the name of the Company to “NewBridge Global Ventures, Inc.” (“Amendment”).   The Amendment will be effective on the date which is 20 days after notice is provided to the shareholders of the Company, or about November 21, 2017.  The Company’s symbol was changed effective December 12, 2017 to “NBGV”.

On November 10, 2017, the Company entered into an assignment agreement with Mustang Capital, LLC (“Mustang”) whereby Mustang has assigned all beneficial interest into an existing Management Consulting Agreement with Elevated Portfolio Holdings, LLC.  Mustang is controlled by Mark Mersman, CEO.

NOTE 12 – DISCONTINUED OPERATIONS

Effective August 31, 2017, the Company entered into an Agreement on Transfer of Shares (“Transfer Agreement”) with NABUfit Finance ApS, a Danish company (“Buyer”) wherein the Company agreed to sell to Buyer and Buyer agreed to purchase from the Company all of the issued and outstanding shares owned by the Company in its three wholly owned subsidiaries, NABUFIT Denmark, NABUFIT IP and NABUFIT China (the “Subsidiaries”).  The purchase price paid by Buyer for the Subsidiaries was DKK 250,000 (USD $40,000), plus possible additional consideration of up to DKK 350,000 ($56,000) in payments related to tax refunds due to the Subsidiaries in the fourth quarter of 2017.

The operating results of NABUFIT Denmark have been classified as discontinued operations for all periods presented.  NABUFIT China and NABUFIT IP were newly formed entities with no operations to report.  The following are the key components of the sale and discontinued operations:

Sales price	$40,000
Expected tax refund	56,000
Carrying value of disposed business, net write off of intercompany receivable	(44,629)
Expenses related to the sale	(1,135)
Loss on sale before write-off of foreign currency translation adjustments	50,236
Write-off of foreign currency translation adjustments recorded in other comprehensive income	(40,370)
Gain on sale of subsidiary	9,866
Discontinued operations year-to-date	(1,938,134)

Loss on sale of discontinued operations	$ (1,928,268)

The account classifications that make up the discontinued operations as of December 31, 2016 and 2015, on the balance sheet, are shown below:

	12/31/2016	12/31/2015
Assets
Cash	$ 1,392,919	$ 1,073,107
Prepaids	2,684,832	13,843
VAT receivable	35,283	29,096
Deposits	14,528	7,646
Current asset of discontinued operations	4,127,562	1,123,692

Liabilities
Accounts payable	(227,091)	(14,909)
Accrued liabilities	(2,241,419)	(31,554)
Related party payables	(25,450)	-
Current liabilities of discontinued operations	$ (2,493,960)	$ (46,463)

The account classifications that make up the discontinued operations for the year ended December 31, 2016 and for the period from inception (June 26, 2015) through December 31, 2015, on the statement of operations, are shown below:

	For the Year Ended	For the Period from Inception (June 26, 2015) through
	12/31/2016	12/31/2015

Selling, general and administrative	$ 2,309,437	$ 274,433
Contracts with athletes	373,366	-
Other	(41,640)	33,198
Net loss from discontinued operations	$ 2,641,163	$ 307,631

NEWBRIDGE GLOBAL VENTURES, INC.

CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

SEPTEMBER 30, 2017

(Unaudited)

Page
Condensed Consolidated Balance Sheets as of
September 30, 2017 (Unaudited) and December 31, 2016	F-2

Condensed Consolidated Statement of Operations and Comprehensive
Income (Loss) for the three and nine months ended September 30, 2017 and 2016 (Unaudited)	F-3

Condensed Consolidated Statement of Cash Flows for the nine months
ended September 30, 2017 and 2016 (Unaudited)	F-4

Notes to Condensed Consolidated Financial Statements	F-5

NEWBRIDGE GLOBAL VENTURES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current Assets
Cash	$31,594	$9,707
Prepaid expenses and other current assets	315,331	72,250
Current assets of discontinued operations	-	4,127,562
Total current assets	346,925	4,209,519

Total Assets	$346,925	$4,209,519

LIABILITIES AND STOCKHOLDERS' EQUITY
Current Liabilities
Accounts payable	$75,174	$36,998
Accrued liabilities	27,752	63,519
Related party payables	5,450	4,733
Convertible notes payable net of debt discount	32,320	-
Derivative liabilities	39,519	-
Current liabilities of discontinued operations	-	2,493,960
Total current liabilities	180,215	2,599,210

Total Liabilities	$180,215	$2,599,210

Commitments and Contingencies	-	-

STOCKHOLDERS' EQUITY
Preferred stock, $.0001 par value, 400,000 shares authorized; no shares
issued and outstanding	-	-
Common stock $.0001 par value, 100,000,000 shares authorized;
3,359,200 and 854,338 shares issued and outstanding at September 30, 2017 and December 31, 2016, respectively.	336	85
Additional paid-in capital	7,945,990	6,055,755
Accumulated deficit	(7,779,616)	(4,411,001)
Accumulated other comprehensive loss	-	(34,530)
Total stockholders' equity	166,710	1,610,309

Total Liabilities and Stockholders' Equity	$346,925	$4,209,519

See accompanying notes to the condensed consolidated financial statements

F-2

NEWBRIDGE GLOBAL VENTURES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
AND COMPREHENSIVE LOSS
(Unaudited)

	For the Three Months Ended		For the Nine Months Ended
	September 30,		September 30,
	2017	2016	2017	2016

Revenue	$-	$-	$-	$-

Operating Expenses:
Selling, general and administrative	254,960	404,954	864,547	747,035
Total Operating Expenses	254,960	404,954	864,547	747,035

Loss from Operations	(254,960)	(404,954)	(864,547)	(747,035)

Other Income (Expense):
Interest expense	(89,190)	-	(199,962)	-
Loss on debt settlement	(416,809)	-	(416,809)	-
Gain on derivative	21,907	-	40,972	-
Total Other Income (Expense)	(484,092)	-	(575,799)	-

Net loss from continuing operations	(739,052)	(404,954)	(1,440,346)	(747,035)
Discontinued operations
Gain on sale of subsidiary	9,866	-	9,866	-
Discontinued operations year-to-date	(375,309)	(598,429)	(1,938,134)	(1,594,978)
Net loss from discontinued operations	(365,443)	(598,429)	(1,928,268)	(1,594,978)

Net Loss	$(1,104,495)	$(1,003,383)	$(3,368,614)	$(2,342,013)

Net loss per common share - basic and diluted:
Continuing operations	(0.70)	(0.57)	(1.50)	(1.12)
Discontinued operations	(0.35)	(0.85)	(2.01)	(2.40)
Total	$(1.05)	$(1.42)	$(3.51)	$(3.52)

Weighted average common shares
outstanding - basic and diluted	1,051,253	706,955	959,244	665,208

Comprehensive Loss:
Net Loss	$(1,104,495)	$(1,003,383)	$(3,368,614)	$(2,342,013)

Other Comprehensive Income
Translation adjustments	(25,577)	12,144	34,530	39,650
Total Comprehensive Loss	$(1,130,072)	$(991,239)	$(3,334,084)	$(2,302,363)

See accompanying notes to the condensed consolidated financial statements

F-3

NEWBRIDGE GLOBAL VENTURES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited)

	For the Nine Months Ended
	September 30,
	2017	2016

Net loss	$(3,368,614)	$(2,342,013)
Net loss from discontinued operations	(1,928,268)	(1,594,978)
Net loss from continuing operations	(1,440,346)	(747,035)
Adjustments to reconcile net loss to net cash used in operating activities:
Share-based compensation	81,339	-
Shares issued for services	158,721	613,675
Amorization of debt discount	167,281	-
Gain on derivative	(40,972)	-
Loss on debt settlement	416,809	-
Foreign currency transaction loss	24,353	-
Changes in operating assets and liabilities:
Prepaid expenses and other current assets	(243,081)	120,000
Accounts payable	38,893	30,060
Accrued liabilities	(35,767)	3,000
Net Cash Used in Operating Activities - Continuing Operations	(872,770)	19,700
Net Cash Used in Operating Activities - Discontinued Operations	(1,659,022)	(2,210,690)
Net Cash Used in Operating Activities	(2,531,792)	(2,190,990)

Cash Flows From Financing Activities
Proceeds from issuance of common stock for cash	559,752	1,433,726
Proceeds from issuance of convertible notes payable	595,040	-
Net Cash Provided by Financing Activities - Continuing Operations	1,154,792	1,433,726
Net Cash Provided by Financing Activities - Discontinued Operations	-	-
Net Cash Provided by Financing Activities	1,154,792	1,433,726
Effect of exchange rate changes on cash	5,968	37,089

Net Decrease in Cash	(1,371,032)	(720,175)
Cash at Beginning of Period	1,402,626	1,133,247
Cash at End of Period	$31,594	$413,072

Noncash Investing and Financing Information:
Beneficial conversion features on convertible debt	$87,686	$-
Derivative liabilities on convertible debt	107,334	-
Conversion of notes payable to common stock	559,334	-
Settlement of derivative liability	26,843	-
Shares of common stock issued for subscriptions	-	514,571
Stock issued for prepaid expenses	-	73,600

Supplemental Disclosures of Cash Flow Information:
Cash Paid for Interest	$-	$-
Cash Paid for Taxes	-	-

See accompanying notes to the condensed consolidated financial statements

F-4

NEWBRIDGE GLOBAL VENTURES, INC. AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(Unaudited)

NOTE 1 — THE COMPANY AND BASIS OF PRESENTATION

Financial Statement Presentation — The accompanying condensed consolidated financial statements for Newbridge Global Ventures, Inc. (“Newbridge Global Ventures”) and its wholly-owned subsidiaries NABUFIT Global ApS (“NABUFIT Denmark”), NABUFIT China Limited (“NABUFIT China”) and NABUFIT IP ApS (“NABUFIT IP”) (collectively “Newbridge,” “we”, or “the Company”) are presented in conformity with accounting principles generally accepted in the United States of America.

Nature of Operations — Effective August 30, 2017, the Company entered into an Agreement on Transfer of Shares (“Transfer Agreement”) whereby it sold all of the interest held in its operating subsidiaries NABUFIT Denmark, NABUFIT China, and NABUFIT IP (“Operating Subsidiaries”) and consequently ceased its prior operations (“Operations Sale”).  See Note 4 – discontinued operations.  Prior to the Operations Sale, the Company, through its Operating Subsidiaries designed, manufactured and marketed the NABUFIT virtual training and fitness products and services (“NABUFIT Products”).  After completion of the Operations Sale, all of the Company’s equity in the Operating Subsidiaries were transferred and all of its interests in the NABUFIT Product and the associated technology and intellectual property ceased.

Following the Operations Sale, the Company commenced providing business consulting services to several companies in the medical marijuana and cannabis related industries.  These companies include an online company which provides education to healthcare professionals regarding medical cannabis and the endocannabinoid system, a distribution company focused on delivering best in class hemp oil and medical marijuana products and a wellness center delivering medical recommendations to patient and sales of CBD and hemp oil products.

In connection with such consulting agreements, the Company will provide the following services:

·Strategic advisory and services;

·Business services;

·Marketing services;

·Acquisition and development services; and

·Strategic partnership and consolidation services.

Reverse Stock Split

Effective June 27, 2017, the Company filed an Amended and Restated Certificate of Incorporation (“Restated Certificate”) with the Delaware Secretary of State whereby the Company effected a reverse stock split to reduce the number of shares of outstanding common stock at a rate of 1 share for every 30 shares of common stock then outstanding (“Reverse Split”).  The approval of the Restated Certificate was approved by written consent of holders of a majority of the Company’s common stock.  Each stockholder owning fewer than 30 shares of common stock immediately before the effective time of the Reverse Stock Split received from the Company $0.10 in cash, without interest, for each of such shares of common stock; and (b) each stockholder owning of record 30 or more shares of common stock immediately before the effective time of the Reverse Split held, after the Reverse Split, the number of shares of common stock equal to 1/30th of the number held prior to the Reverse Split.  On June 28, 2017 the Company filed with the Securities and Exchange Commission (“SEC”), and the Company’s stockholders were furnished with a Definitive Information Statement filed on Schedule 14(c) to advise the stockholders of the corporate actions.  All share and per-share amounts included in this report have been restated to reflect the 1 for 30 reverse stock split.

F-5

NOTE 2 – GOING CONCERN

The accompanying consolidated financial statements have been prepared with the recognition that there is considerable doubt about whether the Company can continue as a going concern.  As shown in the accompanying condensed consolidated financial statements, the Company incurred a net loss of $3,368,614 for the nine months ended September 30, 2017 and has an accumulated deficit of $7,779,616 at September 30, 2017.  The Company also used cash in operating activities of $2,531,792 during the nine months ended September 30, 2017.   After the discontinued operations, the financial situation is somewhat improved but the Company still has a net loss from continuing operations of $1,440,346 and net cash used in operating activities – continuing operations of $872,770 for the nine months ended September 30, 2017. These factors raise substantial doubt about the Company’s ability to continue as a going concern.

In order for us to continue as a going concern, we will need to obtain additional debt or equity financing. We are regularly and continually seeking additional funding from investors and from time to time we are in various stages of negotiations.  Nonetheless, to date we have not accomplished a financing of the size needed to put the Company on a stable operating basis. There can be no assurance that we will be able to secure additional debt or equity financing, that we will be able to attain positive cash flow operations, or that, if we are successful in any of those actions, those actions will produce adequate cash flow to enable us to meet our future obligations. All of our existing financing arrangements are short-term. If we are unable to obtain additional debt or equity financing, we may be required to cease operations.

NOTE 3 – SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Interim Financial Information – The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and pursuant to the rules and regulations of the United States Securities and Exchange Commission.  Accordingly, they are condensed and do not include all of the information and notes required by accounting principles generally accepted in the United States of America for complete financial statements.  In the opinion of management, all adjustments considered necessary for a fair presentation have been included and are of a normal recurring nature.  The results of operations for the nine months ended September 30, 2017, may not be indicative of the results that may be expected for the year ending December 31, 2017.

These financial statements should be read in conjunction with the financial statements and notes thereto which are included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016. The accounting policies set forth in those annual financial statements are the same as the accounting policies utilized in the preparation of these financial statements, except as modified for appropriate interim financial statement presentation.

Principles of Consolidation – The accompanying consolidated financial statements are presented in conformity with accounting principles generally accepted in the United States of America and include operations and balances of Newbridge Global Ventures, Inc. and its wholly-owned subsidiaries NABUFIT Denmark, NABUFIT China and NABUFIT IP.  Intercompany balances and transactions have been eliminated in consolidation.  NABUFIT China and NABUFIT IP have been formed but have no activity to date.  All three subsidiaries were sold to an employee of NABUFIT Denmark effective August 30, 2017.  As a result of this action, the current year and prior year disclosures reflect these operations as discontinued operations and prior year financial information has been restated to reflect this accounting treatment.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period.  Actual results could differ from those estimates.

F-6

Fair Value – The fair values of the Company’s financial assets and liabilities approximate their carrying amounts at the reporting date.

Foreign Currency Transactions and Translations – For the purposes of this report, the functional currency of NABUFIT Denmark is the Danish Krone (DKK), the functional currency of NABUFIT China is the China Yuan Renminbi (CNY), and the functional currency of Newbridge and the reporting currency is U.S. dollars (USD).  The Company translates the assets and liabilities of NABUFIT Denmark and NABUFIT China from the functional currency to U.S. dollars at the appropriate spot rates as of the balance sheet date. Equity balances are translated using historical exchange rates. Changes in the carrying value of these assets and liabilities attributable to fluctuations in spot rates are recognized in foreign currency translation adjustment, a component of accumulated other comprehensive income. Income statement accounts are translated using the average exchange rate during the period.

Monetary assets and liabilities denominated in a currency that is different from the functional currency must first be remeasured from the applicable currency to the functional currency. The effect of this remeasurement process is recognized translation adjustments in our statement of comprehensive loss.

The Company incurred foreign currency transaction losses of $24,353 and $0 during the nine months ended September 30, 2017 and 2016, respectively.  The foreign currency transaction loss was on a convertible note payable denominated in DKK that was settled during September 2017.

Cash and Cash Equivalents – The balance in cash and cash equivalents consists of cash reserves held in bank accounts. The Company maintains cash balances in bank accounts that, at times, exceed federally insured limits.  The Company has not experienced any losses in these accounts and believes it is not exposed to any significant risk with respect to cash.

Revenue Recognition – The Company recognizes revenue when persuasive evidence of an arrangement exists, performance of the service has occurred, the sales price charged is fixed or determinable, and collectability is reasonably assured.  Revenue is net of taxes and discounts and is recorded on an accrual basis.

Software Development Costs – The Company expenses software development costs until the Company has a working business model for the software.

Income Taxes – The Company accounts for income taxes pursuant to Accounting Standards Codification (ASC) 740, Income Taxes, which requires the use of the asset and liability method of accounting for deferred income taxes.  We recognize deferred tax liabilities and assets based on the differences between the tax basis of assets and liabilities and their reported amounts in the financial statements that will result in taxable or deductible amounts in future years.

All allowances against deferred income tax assets are recorded in whole or in part, when it is more likely than not those deferred income tax assets will not be realized.  Deferred tax assets and liabilities are measured using enacted tax rates expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

A valuation allowance is required to the extent it is more-likely-than-not that a deferred tax asset will not be realized. ASC 740 also requires reporting of taxes based on tax positions that meet a more-likely-than-not standard and are measured at the amount that is more-likely-than-not to be realized. Differences between financial and tax reporting which do not meet this threshold are required to be recorded as unrecognized tax benefits.

Derivatives – The Company has entered into convertible debt agreements whereby the related conversion features are derivatives. Therefore, the Company has calculated the fair value of these derivatives on the execution dates and has also recorded a gain on derivative for the change in fair value from the execution date to the reporting date.

F-7

The Company estimates fair values of derivative financial instruments using the Black-Scholes model, adjusted for the effect of dilution, because it embodies all of the requisite assumptions (including trading volatility, estimated terms, dilution and risk free rates) necessary to fair value these instruments. Estimating fair values of derivative financial instruments requires the development of significant and subjective estimates that may, and are likely to, change over the duration of the instrument with related changes in internal and external market factors. In addition, option-based techniques (such as Black-Scholes model) are highly volatile and sensitive to changes in the trading market price of our common stock.

Basic and Diluted Loss Per Share – Basic loss per common share is calculated by dividing net loss by the weighted-average number of common shares outstanding during the period. Diluted loss per common share is calculated by dividing net loss by the weighted-average number of common shares outstanding during the period giving effect to potentially dilutive common stock equivalents.  As of September 30, 2017, the Company had common stock equivalents of 150,148 shares outstanding related to the convertible notes payable.

New Accounting Pronouncements – The Company does not expect the adoption of any recent accounting pronouncements to have a material impact on its financial statements.

NOTE 4 – DISCONTINUED OPERATIONS

Effective August 31, 2017, the Company entered into an Agreement on Transfer of Shares (“Transfer Agreement”) with NABUfit Finance ApS, a Danish company (“Buyer”) wherein the Company agreed to sell to Buyer and Buyer agreed to purchase from the Company all of the issued and outstanding shares owned by the Company in its three wholly owned subsidiaries, NABUFIT Denmark, NABUFIT IP and NABUFIT China (the “Subsidiaries”).  The purchase price paid by Buyer for the Subsidiaries was DKK 250,000 (USD $40,000), plus possible additional consideration of up to DKK 350,000 ($56,000) in payments related to tax refunds due to the Subsidiaries in the fourth quarter of 2017.

The operating results of NABUFIT Denmark have been classified as discontinued operations for all periods presented.  NABUFIT China and NABUFIT IP were newly formed entities with no operations to report.  The following are the key components of the sale and discontinued operations:

Sales price	$40,000
Expected tax refund	56,000
Carrying value of disposed business, net write off of intercompany receivable	(44,629)
Expenses related to the sale	(1,135)
Loss on sale before write-off of foreign currency translation adjustments	50,236
Write-off of foreign currency translation adjustments recorded in other comprehensive income	(40,370)
Gain on sale of subsidiary	9,866
Discontinued operations year-to-date	(1,938,134)

Loss on sale of discontinued operations	$ (1,928,268)

The account classifications that make up the discontinued operations as of December 31, 2016, on the balance sheet, are shown below:

F-8

Balance Sheet
12/31/2016
Assets
Cash	1,392,919
Prepaids	2,684,832
VAT receivable	35,283
Deposits	14,528
Current asset of discontinued operations	4,127,562

Liabilities
Accounts payable	(227,091)
Accrued liabilities	(2,241,419)
Related party payables	(25,450)
Current liabilities of discontinued operations	(2,493,960)

NOTE 5 – ACCRUED LIABILITIES

As of September 30, 2017 and December 31, 2016, the Company had accrued liabilities of $27,752 and $2,304,938, respectively. The accrued liabilities as of September 30, 2017 and December 31, 2016 consist mainly of $0 and $2,115,890 due over the next 18 months on an ambassador contract with Neymar that was entered into during the prior year.  This contract was sold as part of the Transfer of shares. See Note 4.

NOTE 6 – CONVERTIBLE NOTES PAYABLE

September 30, 2017

March 23, 2017, the Company issued four convertible notes payable for total cash proceeds of 1,000,000 DKK ($145,034 as of March 23, 2017). The notes bore no interest and matured on May 1, 2017 and automatically converted into shares of the Company’s common stock at $3.00 per share on the maturity date. The fair value of the stock on March 23, 2017 was $4.80 so the Company recognized a beneficial conversion feature and debt discount of $87,020. The discount was amortized over the term of the notes. The balance of the debt discount was $0 as of September 30, 2017.	$-

May 9, 2017 convertible note payable of $58,000 to a third party at 9% interest and February 9, 2018 maturity date; principal and accrued interest is convertible at 65% of market value on the date of conversion; market value is calculated as the average of the 5 lowest close prices of the common stock during the previous 10 trading days; convertible into 22,222 shares at a conversion price of $2.61 as of the May 9, 2017 measurement date; convertible 180 days after the issue date until the maturity date. The Company recorded a derivative of $75,957 on May 9, 2017 due to the variable nature of the conversion price, as well as, a debt discount of $58,000 and a loss on derivative of $17,957.  The discount is amortized over the term of the note.  The derivative was remeasured on June 30, 2017 and September 30, 2017, which resulted in a gain on derivative of $25,287 and $11,151, respectively.  The balance of the debt discount was $27,739 as of September 30, 2017.

60,059

F-9

May 10, 2017 convertible note payable of $50,000 to a third party at 0% interest and November 9, 2017 maturity date; on September 29, 2017, the note was converted into 161,290 shares of common stock at $0.31 per share.  The Company recorded a derivative of $49,334 on May 10, 2017 due to the variable nature of the conversion price, as well as, a debt discount of $50,000.  The derivative was remeasured on June 30, 2017 and September 29, 2017, which resulted in a gain on derivative of $11,735 and $10,756, respectively.  Upon conversion to equity, the $26,843 derivative liability was settled with a charge to additional paid-in capital and the remaining debt discount was amortized to interest expense.

-

June 27, 2017 convertible note payable of 2,200,000 DKK ($331,325 at June 27, 2017) to a third party at 12% interest; cash proceeds were net of a loan origination fee of $33,133. Effective September 18, 2017, the Company issued 1,214,333 shares of common stock valued at $0.30 per share, to settle the principal plus accrued interest ($354,839 principal and $9,461 accrued interest based on rates in the settlement agreement). The Company recognized a foreign currency transaction loss of $24,353.	-
Total	60,059

Less debt discount	(27,739)
Balance of convertible notes payable, net	32,320
Less current portion	32,320
Long-term convertible notes payable, net	$-

NOTE 7 – DERIVATIVE LIABILITIES

The Company evaluated the terms of the convertible debt conversion features under the applicable accounting literature, including Derivatives and Hedging, ASC 815, and determined that certain features required separate accounting as derivatives. The derivatives were recorded as "derivative liabilities" on the condensed consolidated balance sheets and will be adjusted to reflect fair value at each reporting date. The total fair value of the derivative liabilities at issuance was $107,334. The fair value of the derivative liabilities at September 30, 2017 was $39,519. The Company recognized a gain of $40,972 for the nine months ended September 30, 2017, which is presented as "gain on derivative" on the condensed consolidated statements of operations, and recognized a $26,843 reduction in the derivative liability related to the settlement of a convertible note payable.  The $26,843 was recorded as a credit to additional paid-in capital.

On May 9, 2017, the Company recorded a derivative liability of $75,957 on convertible debt due to the variable nature of the conversion price.  The valuation was based on the Black-Scholes model.  The Company recorded a loss on derivative of $17,957 since the value of the derivative was greater than the proceeds from the convertible note.  As of September 30, 2017, the derivative liability was remeasured at $39,519.  The details are as follows:

	May 9,	June 30,	September 30,
	2017	2017	2017
Stock price at valuation date	$5.10	$2.40	$0.61
Conversion price	$2.61	$1.56	$0.40
Risk free rate	1.07%	1.14%	1.11%
Volatility	160.28%	148.43%	112.12%
Number of shares if converted	22,222	37,656	150,148
Value of derivative	$75,957	$50,670	$39,519
Gain (loss) on derivative	$(17,957)	$25,287	$11,151

On May 10, 2017, the Company recorded a derivative liability of $49,334 on convertible debt due to a round- down provision of the conversion price.  The valuation was based on the Black-Scholes model.  As of September 29, 2017, the derivative liability was valued at $26,843.  The valuation was done as of September 29, 2017 since that is the date the note was converted to shares of common stock.  The details are as follows:

	May 9,	June 30,	September 29,
	2017	2017	2017
Stock price at valuation date	$5.10	$2.40	$0.61
Conversion price	$3.00	$1.56	$0.40
Risk free rate	1.02%	1.05%	0.99%
Volatility	160.26%	124.88%	85.30%
Number of shares if converted	16,667	32,051	125,000
Value of derivative	$49,334	$37,599	$26,843
Gain on derivative	$-	$11,735	$10,756

NOTE 8 – FAIR VALUE MEASUREMENTS

Assets and liabilities carried at fair value are classified and disclosed in one of the following three categories:

·Level 1: Quoted market prices available in active markets for identical assets or liabilities as of the reporting date.

·Level 2: Pricing inputs other than quoted prices in active markets included in Level 1, which are either directly or indirectly observable as of the reporting date.

·Level 3: Pricing inputs that are generally unobservable and are supported by little or no market data.

Financial Assets Measured on a Recurring Basis

Financial assets are classified in their entirety based on the lowest level of input that is significant to the fair value measurement.

The following table summarizes the valuation of our financial assets measured at fair value on a recurring basis as of September 30, 2017:

	Level 1	Level 2	Level 3	Total
Liabilities:
Derivative Liabilities	$ -	$ -	$ 39,519	$ 39,519

In accordance with U.S. GAAP, we use market prices and pricing models for fair value measurements of our derivative financial instruments.

NOTE 9 – SHAREHOLDERS’ EQUITY

We have authorized capital stock consisting of 100,000,000 shares of $0.0001 par value common stock and 400,000 shares of $0.0001 par value preferred stock. As of September 30, 2017 and December 31,

F-10

2016, we had 3,359,200 (post-reverse stock split) and 854,338 (post-reverse stock split) shares of common stock issued and outstanding, and no shares of preferred stock issued and outstanding.

During March 2017, the Company recorded a credit to additional paid-in capital of $87,020 for the beneficial conversion feature described in Note 5.

On April 3, 2017, the Company entered into a Common Stock Subscription Agreement with LF Investments ApS for the purchase of 71,667 shares at the price of $3.00 per share for $215,000.

On May 1, 2017, the Company entered into a Common Stock Subscription Agreement with Hans Kjaer Holding A/S for the purchase of 47,824 shares at the price of $3.00 per share for $143,472.

On May 9, 2017, the Company issued 48,345 shares of common stock at $3.00 per share to settle the convertible notes payable of $145,034.

On September 29, 2017, the Company issued 666,632 shares of common stock for $201,280 of cash; 129,032 of these shares were to Brian Mertz, the CEO.  The Company also issued 1,666,678 shares of common stock for services and settlement of convertible notes payable and accounts payable for $0.61 per share, which was the quoted market price.  Shares issued for services totaled 220,228 and were valued at $134,339; $88,506 of this balance was for Brian Mertz’s salary from October through December 2017, which is classified as a prepaid expense as of September 30, 2017.  Convertible notes payable of $414,300 were settled for 1,375,623 shares.  Accounts payable of $24,382 were settled for 70,827 shares, which included $5,532 of related party payables to Brian Mertz.  The Company recognized a loss on debt settlement of $416,809 on the settlement of the convertible notes payable and accounts payable.

Total share-based compensation of $81,339 was recognized during the nine months ended September 30, 2017.  As of September 30, 2017, the Company had no unrecognized share-based compensation.

NOTE 10 – RELATED PARTY TRANSACTIONS

As of September 30, 2017 and December 31, 2016, the Company had related party payables of $5,450 and $30,183 to its CEO and Board Chairman for expenses related to the operation of the business.  These payables were due on demand with no interest.  Additional related party transactions were disclosed in Note 9.

F-11

NOTE 11 – SUBSEQUENT EVENTS

On October 13, 2017, the Company paid $75,038 to the holder of the convertible promissory note dated May 9, 2017 to settle the outstanding principal and interest.  The payment included a prepayment penalty of $11,876.

On October 11, 2017, Brian Mertz resigned as the Company’s Chief Executive Officer. The resignation was related to the change in the Company strategy and business and was not related to any disagreements with the Company on any matter relating to its operations, policies, practices or any issues regarding financial disclosures, accounting or legal matters.

On October 18, 2017, the Board appointed Mark Mersman as the Company’s Chief Executive Officer and Chief Information Officer and Scott Cox as the Company’s President and Chief Operating Officer.   Pursuant to that appointment, the Company agreed to issue each of Mr. Mersman and Mr. Cox 100,000 shares of the Company’s Common Stock as a signing bonus with the ability to earn additional shares upon meeting certain performance milestones pursuant to their Employment Agreements.

The Incentive Plan was approved by the Company Board on October 18, 2017 and by a majority of the Company stockholders on October 19, 2017. The Incentive Plan permits Company to grant “Awards,” that may consist of stock options, the grant or sale of restricted stock (“Restricted Stock”), stock appreciation rights (“SARs”), or hypothetical units issued with reference to Company common stock (“Restricted Stock Units”), for up to 4,000,000 shares of Company common stock. Awards may be granted under the Incentive Plan to employees, directors, and consultants of Company and its subsidiaries, including also subsidiaries that Company may form or acquire in the future. The Incentive Plan will be administered by the Company Board or by a committee authorized by the Company Board (the “Committee”), which will make all determinations with regard to the grant and terms of Awards, subject to the terms of the Incentive Plan.

Effective October 18, 2017, Directors Mads H. Fredericksen, Jorgen Buhl Rasmussen, Kristoffer Ewald and Allan J. Vestergaard resigned from the Board of Directors.  The resignations were not related to any disagreements with the Company on any matter relating to its operations, policies, practices or any issues regarding financial disclosures, accounting or legal matters.

On October 18, 2017, the shareholders holding a majority of the issued and outstanding shares of the Company’s common stock elected Ole Sigetty, Brian Palm Svaneeng Mertz, Mark Mersman, Scott Cox and Benjamin Esque as Directors of the Company, to serve until his respective successor is duly elected and qualified or his earlier resignation, death or removal by the stockholders of the Company.  Ole Sigetty and Brian Mertz have previously served as officers and directors of the Company.

On October 18, 2017, the shareholders holding a majority of the Company’s issued and outstanding shares of common stock approved an amendment to the Company’s Amended and Restated Certificate of Incorporation to change the name of the Company to “NewBridge Global Ventures, Inc.” (“Amendment”).   The Amendment will be effective on the date which is 20 days after notice is provided to the shareholders of the Company, or about November 21, 2017.  The Company’s symbol was changed effective December 12, 2017 to “NBGV”.

On November 10, 2017, the Company entered into an assignment agreement with Mustang Capital, LLC (“Mustang”) whereby Mustang has assigned all beneficial interest into an existing Management Consulting Agreement with Elevated Portfolio Holdings, LLC.  Mustang is controlled by Mark Mersman, CEO.

F-12

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses payable by us in connection with the sale of the securities being registered. All such costs and expenses shall be borne by us. Except for the SEC registration fee, all the amounts shown are estimates.

Amount to be Paid
SEC registration fee	$829
Legal fees and expenses	15,000
Accounting fees and expenses	5,000
Printing and miscellaneous expenses	5,000
Total	$25,829

Item 14.  Limitation on Liability and Indemnification Matters

Our certificate of incorporation contains provisions that limit the liability of our directors for monetary damages to the fullest extent permitted by Delaware law. Consequently, our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duties as directors, except liability for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	any act or omission not in good faith or that involves intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation and bylaws provide that we are required to indemnify our directors and officers, in each case to the fullest extent permitted by Delaware law. Our bylaws also provide that we are obligated to advance expenses incurred by a director or officer in advance of the final disposition of any action or proceeding, and permit us to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his, her or its actions in that capacity regardless of whether we would otherwise be permitted to indemnify him, her or it under Delaware law.

In addition to the indemnification required in our certificate of incorporation and bylaws, we have entered or intend to enter into indemnification agreements with each of our directors, officers and certain other employees prior to the consummation of the Share Exchange. These agreements will provide for the indemnification of our directors, officers and certain other employees for all reasonable expenses and liabilities incurred in connection with any action or proceeding brought against them by reason of the fact that they are or were our agents. We believe that these provisions in our certificate of incorporation, bylaws and indemnification agreements are necessary to attract and retain qualified persons as directors and officers. This description of the limitation of liability and indemnification provisions of our certificate of incorporation, of our bylaws and of our indemnification agreements is qualified in its entirety by reference to these documents, each of which is attached as an exhibit to this Report.

The limitation of liability and indemnification provisions in our certificate of incorporation and may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duties. They may also reduce the likelihood of derivative litigation against directors and officers, even though an action, if successful, might benefit us and our stockholders. A stockholder’s investment may be harmed to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. There is no pending litigation or proceeding naming any of our directors, officers or employees as to which indemnification is being sought, nor are we aware of any pending or threatened litigation that may result in claims for indemnification by any director, officer or employee.

Item 15. Unregistered Sales of Equity Securities

Sales of Unregistered Securities by the Company

From February 19, 2015 through March 10, 2015 the Company completed a series of private placements totaling 4,567 shares of its common stock for cash in the total amount of $137,000 to five investors.  The offering was exempt from registration under Section 4(a)(2) of the Securities Act and Regulation S.

On June 30, 2015, the Company received subscriptions for the purchase of 2,500 shares of its common stock at a purchase price of $67.50 per pre-reverse stock split share for a total of $168,750.  The shares were purchased pursuant to Common Stock Subscription Agreements dated June 30, 2015.  The offering was exempt from registration under Section 4(a)(2) of the Securities Act and Regulation S.

On July 9, 2015, the Company completed a private placement of 3,333 shares of its common stock for $67.50 per pre-reverse stock split share to SDO1 ApS pursuant to a Common Stock Subscription Agreement dated June 30, 2015.  The offering was exempt from registration under Section 4(a)(2) of the Securities Act and Regulation S.

During the three months ended September 30, 2015, the Company issued 1,000 shares of stock to each of its three directors for payment of director fees through June 30, 2016. These shares were recorded at the market price of $120.00 per share for a total of $360,000. Of this total, $90,000 was expensed during the quarter ended September 30, 2015 and the balance of $270,000 is included in prepaid expenses on the balance sheet.

In July 2016, the Board approved the issuance of 13,961 shares to NR Sports (Neymar).

In July 2016, the Board approved the issuance of 3,714 shares to the Directors.

In September 2016, the Company issued 833 unrestricted shares of common stock to Pro Active Capital PCG in exchange for services.

In December 2016, the Company issued 2,000 shares of unregistered common stock to certain employees, directors and service providers in exchange for services.  No cash proceeds were received in connection with such offerings.

In December 2016, the Company sold 95,091 shares of its common stock for $1,426,346 pursuant to one or more private placements.  The Shares were sold at a price of $15 per share. The Shares were offered only to non-U.S. persons outside the United States under an exemption from registration under Regulation S of the Securities Act.  The Shares have not been registered and are subject to certain restrictions on transfer.

On May 18, 2017, the Company entered into an Equity Purchase Agreement dated May 9, 2017 (“Purchase Agreement”) with Kodiak Capital Group, LLC (“Kodiak”), whereby Kodiak agreed to purchase up to 10,000,000 shares of its common stock, par value $0.0001 per share at a price of $0.10 per shares (the resulting in an aggregate gross proceeds to the Company of up to $1,000,000.  In addition, the Company extended a convertible promissory note in the amount of $50,000.  On September 29, 2017, the Company issued Kodiak 161,290 shares of its common stock in full settlement of that agreement.

On or about September 26, 2017 the Company entered into Subscription Agreements (“Subscription Agreements”) with Zat Invest, Hans Kjaer Holding and Brian Mertz for the purchase of 666,632 shares of restricted common stock for a total consideration of $201,280.

Effective December 1, 2017, we entered into the Purchase Agreement, dated November 22, 2017, with Kodiak. Under the Purchase Agreement, we may from time to time, in our discretion, sell shares of our common stock to Kodiak for aggregate gross proceeds of up to $2,000,000. Unless terminated earlier, Kodiak’s purchase commitment will automatically terminate on the earlier of the date on which Kodiak shall have purchased our shares pursuant to the Purchase Agreement for an aggregate purchase price of $2,000,000, or December 31, 2020.

On December 14, 2017, the Company issued 150,000 restricted shares of common stock to PCG Holdings, Inc., 100,000 restricted shares to Mark Mersman and 100,000 restricted shares to Scott Cox in exchange for services.

The Company relied on the statutory exemption from registration found in Section 4(a)(2) of the Securities Act and comparable Utah and Delaware state provisions and also the provisions of Regulation S for offerings and issuances to non-U.S. persons.  The Company believes that all purchasers would have qualified as accredited investors to the extent that the offerings were conducted under Regulation D.  The Company made no state or SEC filings for such offerings and issuances.

Sale of Registered Securities on Form S-1

In June 2016, the Securities and Exchange Commission declared the Company’s Registration Statement on Form S-1 for the registration of 166,667 (5,000,000 pre-reverse stock split shares) of its common stock to be sold at a price of $27.60 ($0.92 pre-reverse stock split) share.

In July 2016, the Company sold a total of 50,135(1,504,050 pre-reverse stock split) shares of its common stock pursuant to the Registration Statement.

In September 2016, the Company issued 3,333(100,000 pre-reverse stock split) shares of registered common stock to We Partners LLC of which 1,812 shares were for cash and 1,522 shares were for services.

In August and September 2016, the Company issued a total of 11,000 shares of registered common stock to JAX Capital Growth for services.

In December 2016, the Company issued 2,408 pre-reverse stock split shares of registered common stock to certain service providers in exchange for services.  No cash proceeds were received in connection with such issuances. These shares were recorded for book purposes at $21.90 per share, which represented the market price of the Company’s stock at the time of issuance.

In December 2016, the Company issued 5,000 shares of registered common stock to JAX Capital Growth for services.  These shares were recorded for book purposes at $16.50 per share, which represented the market price of the Company’s stock at the time of issuance.

Except as specifically stated above, all shares sold or issued under the Registration Statement were booked at $27.60 ($0.92 pre-reverse stock split) per share.  The proceeds from such sales were used as stated in the Registration Statement.

Shares Issued in Connection with the Share Exchange

On November 30, 2015, pursuant to the terms of the Share Exchange Agreement, all of the shares of stock of NABUFIT Global ApS, a Danish corporation (“NABUFIT Denmark”), were exchanged for 516,667 restricted pre-reverse stock split shares of our Common Stock. This transaction was exempt from registration under Section 4(a)(2) of the Securities Act as not involving any public offering, and Regulation S. None of the securities were sold through an underwriter and, accordingly, there were no underwriting discounts or commissions involved.

Item 16. Exhibits

A list of exhibits filed with this registration statement on Form S-1 is set forth on the Exhibit Index and is incorporated in this Item 16 by reference.

 Item 17. Undertakings

(1) Insofar as indemnification for liabilities arising under the Securities Act may be permitted as to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 14, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes:

       (2) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increases or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(3) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(4) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(5) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser, each prospectus and prospectus supplement filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A (§230.430A of this chapter), shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(6) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser: (i) any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424; (ii) any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant; (iii) the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and (iv) any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

[Rest of Page Left Blank]

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, on December 28, 2017.

NEWBRIDGE GLOBAL VENTURES, INC.

By:	/s/ Mark Mersman	By:	/s/ Robert Bench
	Mark Mersman		Robert Bench
	Chief Executive Officer		Chief Financial Officer
	(Principal Executive Officer)		(Principal Financial and Accounting Officer)

SIGNATURES AND POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Mark Mersman and Robert Bench or their respective true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed under the Securities Act of 1933, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorneys-in-fact and agents or their substitute or substitutes may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on December 28, 2017.

Signature	Title	Date

/s/ Mark Mersman	Chief Executive Officer and Director	December 28, 2017
Mark Mersman	(Principal Executive Officer)

/s/ Robert Bench	Chief Financial Officer	December 28, 2017
Robert Bench	(Principal Accounting Officer)

/s/ Scott Cox	President, Director	December 28, 2017
Scott Cox

/s/ Brian Mertz	Director	December 28, 2017
Brian Mertz

/s/ Ben Esque	Director	December 28, 2017
Ben Esque

/s/ Ole Sigetty	Director	December 28, 2017
Ole Sigetty

Exhibit Index

Exhibit
No.	Description

3.1	Certificate of Incorporation of BayHill Capital Corporation, dated April 24, 2008 (incorporated by reference as Exhibit 99.5 to Form 8-k filed on April 30, 2008).
3.2	Certificate of Amendment of Certificate of Incorporation Registrant, filed on March 19, 2012. (incorporated by reference to Exhibit 3.3 to Form 8-K filed on April 5, 2012).
3.3	Amended and Restated Certificate of Incorporation, effective December 15, 2014 (incorporated by reference as Exhibit 3.2 to Form 8-K filed on December 24, 2014).
3.4	Certificate of Amendment to Amended and Restated Certificate of Incorporation, effective June 29, 2015 (incorporated by reference as Exhibit 3.4 to Form S-1 filed on June 6, 2016)
3.5

Certificate of Amendment to Amended and Restated Certificate of Incorporation, effective December 10, 2015 (incorporated by reference to Exhibit 2.2 to Registrant’s Current Report on Form 8-K filed on December 3, 2015).

3.6	Amended and Restated Certificate of Incorporation, effective June 27, 2017 (incorporated by reference to Exhibit 3.6 to Form S-1 filed on July 31, 2017).
3.7	Bylaws of BayHill Capital Corporation, as adopted on May 12, 2008 (incorporated by reference to Exhibit 3.1 to Form 10-KSB filed on May 14, 2008).
3.8	Certificate of Amendment to Amended and Restated Certificate of Incorporation, effective November 21, 2017.
4.1	Form of Common Stock Certificate*
5.1	Form of Opinion of Carman Lehnhof Israelsen, LP
10.1	Equity Purchase Agreement dated December 1, 2017 (incorporated by reference as Exhibit 10.1 to Form 8-K filed on December 8, 2017).
10.2	Registration Rights Agreement dated December 1, 2017 (incorporated by reference as Exhibit 10.2 to Form 8-K filed on December 8, 2017).
10.3	Advisory Agreement with Kodiak Capital
10.4	Convertible Promissory Note with Kodiak Capital
10.5	Amendment to Note with Kodiak Capital
10.6	Settlement Agreement with Kodiak Capital
23.1	Consent of Sadler, Gibb & Associates LLC
23.2	Consent of Carman Lehnhof Israelsen, LP (included in Exhibit 5.1)
24.1	Power of Attorney (included on the signature pages hereof)
*	To be filed by amendment.